SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

GROUP 1 AUTOMOTIVE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

April 12, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Group 1 Automotive, Inc. to be held at 10:00 a.m., Central Daylight Time, on Wednesday, May 22, 2013, at Hotel Granduca, 1080 Uptown Park Boulevard, Houston, TX 77056.

The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Additionally, we will report on the business and financial performance of Group 1.

It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit a proxy containing your voting instructions, as soon as possible, by telephone or through the Internet, or by requesting a proxy card to complete, sign and return by mail, each in the manner described in the accompanying Proxy Statement.

We hope you will be able to join us at our Annual Meeting in Houston on May 22nd.

Sincerely,

John L. Adams	Earl J. Hesterberg
Chairman of the Board	President & Chief Executive Officer

IMPORTANT VOTING INFORMATION

As a result of recent rule changes, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the stockholder meeting (except on ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for 2013), unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other nominee before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your Company. Please review the proxy materials and follow the instructions on the proxy card or voting instruction form to vote your shares. We encourage our stockholders to have a say in our Company’s future, so we hope you will exercise your rights and fully participate as a stockholder by voting on the matters herein.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee where you hold your shares. The Securities and Exchange Commission (SEC) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF GROUP 1 AUTOMOTIVE, INC.

Date:	May 22, 2013
Time:	10:00 a.m.
Place:	Hotel Granduca
1080 Uptown Park Boulevard
Houston, TX 77056

Matters to be voted on:

1.	To elect three Class II directors to serve until the 2016 Annual Meeting of Stockholders;

2.	To approve, on a non-binding advisory basis, executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; and

4.	To transact such other business as may be properly brought before the meeting.

Stockholders of record at the close of business on March 26, 2013, will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. A list of stockholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the annual meeting at the offices of Group 1, 800 Gessner, Suite 500, Houston, Texas 77024. The list of stockholders will also be available for your review at the annual meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

The proxy materials, including this Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), the proxy statement, a proxy card or voting instruction card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 are being distributed and made available on or about April 12, 2013. In accordance with rules approved by the Securities and Exchange Commission, beginning on or about April 12, 2013, we mailed the Notice of Internet Availability to certain beneficial owners of our common stock and stockholders of record containing instructions on how to access the proxy materials and vote online. In addition, the proxy materials were mailed to certain beneficial owners of our common stock and stockholders of record on or about April 12, 2013.

Your vote is important. We urge you to review the accompanying materials carefully and to vote by telephone or Internet as promptly as possible. Alternatively, you may request a proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Beth Sibley
Corporate Secretary

Houston, Texas

April 12, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at http://www.proxyvote.com.

2013 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

This proxy statement is being distributed and made available on or about April 12, 2013 in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc. for use at our 2013 Annual Meeting of Stockholders.

Annual Meeting of Stockholders:

Time & Date:	10:00 a.m., May 22, 2013
Place:	Hotel Granduca
1080 Uptown Park Boulevard
Houston, TX 77056
Record date:	March 26, 2013
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. All elections of directors shall be decided by plurality vote. In plurality voting, the nominees who receive the highest number of votes are elected. All other matters submitted to the stockholders shall be decided by the affirmative vote of a majority of the votes cast with respect to the matter presented.

Meeting Agenda:

•	Election of three Class II director nominees to serve until 2016;

•	Advisory vote on executive compensation;

•	Ratification of Ernst & Young LLP as independent registered public accounting firm for 2013; and

•	Transact any other business that may come before the meeting.

Voting Matters:

	Board Vote Recommendation	Page (for more detail)
Election of Class II Director Nominees	FOR Each Director Nominee	16
Advisory Vote on Executive Compensation	FOR	20
Ratification of Ernst & Young as Independent Registered Public Accounting Firm	FOR	21

FREQUENCY OF SAY-ON-PAY VOTE

At our 2011 Annual Meeting, approximately 80% of our stockholders voted to hold the advisory Say-on-Pay vote on an annual basis. Based on those voting results, we have elected to provide our stockholders with the opportunity to cast an annual advisory Say-on-Pay vote.

(i)

CLASS II DIRECTOR NOMINEES (PROPOSAL 1)

The following table provides summary information about our Class II director nominees. If elected, each director will serve a three-year term, expiring in 2016. Each director nominee attended more than 75% of the Board meetings and committee meetings on which he served during 2012.

		Director		Experience/		Committee Membership
Nominee	Age	Since	Occupation	Qualification	IND	AC	CC	FRM	NGC	Other Boards
John L. Adams	68	1999	Retired Vice Chairman - Trinity Industries	Leadership Financial Executive Management Governance	X	X	X	X

Trinity Industries, Inc.

Dr Pepper Snapple Group, Inc.

Children’s Medical Center of Dallas

The American Heart Association of Dallas

University of Texas Chancellor’s Council

McCombs School of Business Advisory Board

J. Terry Strange	69	2003	Retired Vice Chairman - KPMG LLP	Leadership Accounting Risk Management	X	X	X	X		New Jersey Resources Corporation Newfield Exploration Company SLM Corporation
Max P. Watson, Jr.	67	2001	Retired Chairman of the Board, President and CEO - BMC Software	Leadership Public Company Financial Executive Management	X		X	X	X	Texas Children’s Hospital Scenic Houston

IND - Independent

AC - Audit Committee

CC - Compensation Committee

FRM - Finance/Risk Management Committee

NGC - Nominating/Governance Committee

The Board recommends a vote “FOR” each Class II director nominee.

EXECUTIVE COMPENSATION ADVISORY VOTE (PROPOSAL 2)

We are asking our stockholders to approve, on an advisory basis, our Named Executive Officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our Company’s goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives’ long-term interests with those of our stockholders. Our compensation philosophy is to set the fixed compensation of our Named Executive Officers competitively for their demonstrated skills and industry experience. Our variable compensation, both annual and long-term, reflects the results of performance against a combination of quantitative and subjective measures. The Compensation Committee targets the median of the market for all elements of pay, including base salary, annual incentive, long-term incentives and appropriate perquisites.

(ii)

Compensation Components

Type	Form	Terms
Cash	Salary	Set annually based on market conditions, peer data and other factors

Cash	Annual Non-Equity Incentive	Linked to financial based and mission-based goals, but discretionary factors are also considered

Equity	Long-Term Incentive Awards	Restricted stock with restrictions lapsing over a five year period: 0%-40%-20%-20%-20% to reward performance and promote retention of certain key employees

Other	Employment Agreements and Severance and Change of Control Arrangements

Change of Control payment equal to 30 months base salary for our President/CEO and our Senior Vice President/CFO and 15 months base salary for our Vice President/General Counsel, plus prior year’s pro rata annual bonus

Under certain circumstances (as more fully described on pg 43), our CEO and his spouse will receive continued medical coverage for a period up to 36 months

Other	Deferred Compensation Plan	Allows deferral of up to 50% base salary and 100% of incentive bonus

Other	Perquisites

Demonstrator vehicle(s) and/or vehicle allowance

Our CEO may use our Company aircraft for up to 40 hours personal use, provided he reimburses us based on the published standard industry fare level valuation method; we pay for club membership privileges that are used for business and personal purposes by our CEO

Other	Benefits	On same terms as other employees, including our employee stock purchase plan

Other	Indemnification Agreements	Indemnification for our Named Executive Officers provided the executive was acting in good faith and in the best interest of our Company

2012 Summary Compensation

Set forth below is the 2012 compensation for each Named Executive Officer.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Earl J. Hesterberg President and CEO	2012	1,000,000	—	2,467,350	1,250,000	108,611	242,084	5,068,045
John C. Rickel Senior Vice President and CFO	2012	525,000	50,000	822,450	603,750	165,333	25,262	2,191,795
Darryl M. Burman Vice President and General Counsel	2012	400,000	50,000	548,300	300,000	7,964	29,307	1,335,571
Peter C. DeLongchamps Vice President, Financial Services, Manufacturer Relations and Public Affairs	2012	417,000	—	548,300	312,750	34,869	25,097	1,338,016
J. Brooks O’Hara Vice President, Human Resources	2012	290,206	—	493,470	217,650	26,479	18,800	1,046,599

(1)

The amounts in the “Stock Awards” column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers. These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. Vesting schedules for equity and performance awards can be found in the footnotes to the “Outstanding Equity Awards as of December 31, 2012” table.

The Board recommends a vote “FOR” the non-binding proposal

to approve our executive compensation.

(iii)

RATIFICATION OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012 (PROPOSAL 3)

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013. Set forth below is summary information with respect to Ernst & Young’s fees for services provided in 2011 and 2012.

	2011	2012
Type of Fees	($)	($)
Audit Fees	1,034,175	1,165,150
Audit Related Fees	—	—
Tax Fees	110,495	172,140
All Other Fees	2,200	2,200

Total	1,146,870	1,339,490

The Board recommends a vote “FOR” ratification of

Ernst & Young LLP as our independent registered public accounting firm for 2013.

(iv)

800 Gessner, Suite 500

Houston, TX 77024

PROXY STATEMENT

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (“our Board” or the “Board”) of Group 1 Automotive, Inc. (“Group 1” or “our Company”) for use at our 2013 Annual Meeting of Stockholders.

2013 ANNUAL MEETING DATE AND LOCATION

The annual meeting will be held at Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas 77056, on Wednesday, May 22, 2013, at 10:00 a.m., Central Daylight Time, or at such other time and place to which the meeting may be adjourned. References in this proxy statement to the annual meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

The proxy materials, including this proxy statement, the Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), a proxy card or voting instruction card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 are being distributed and made available on or about April 12, 2013. In accordance with rules approved by the Securities and Exchange Commission, beginning on or about April 12, 2013, we mailed the Notice of Internet Availability to certain beneficial owners of our common stock and stockholders of record containing instructions on how to access the proxy materials and vote online. In addition, the proxy materials were mailed to certain beneficial owners of our common stock and stockholders of record on or about April 12, 2013.

The Notice of Internet Availability provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a more timely manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of three Class II directors, the approval of an advisory vote on executive compensation, the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and the consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal year 2012 and respond to your questions.

Who is entitled to vote at the meeting?

Only our stockholders as of 5:00 p.m., Central Daylight Time, on March 26, 2013 (the record date) are entitled to receive notice of the annual meeting and to vote at the meeting. On March 26, 2013, there were 24,336,670 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.

How many votes may I cast?

You are entitled to one vote for each share of Group 1 common stock you owned at 5:00 p.m., Central Daylight Time, on March 26, 2013, on all matters presented at the meeting.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the annual meeting.

•

Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card (if you received a paper copy of the proxy materials by mail) or in the Notice of Internet Availability. Please have the proxy card or Notice of Internet Availability (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 21, 2013.

•	In Person. You may vote in person at the annual meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

•

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card (if you received a paper copy of the proxy materials by mail) or the Notice of Internet Availability. Please have your proxy card or the Notice of Internet Availability (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time, on May 21, 2013.

•	By Mail. If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions provided by the record holder.

•

In Person with a Proxy from the Record Holder. You may vote in person at the annual meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the annual meeting.

If you hold common stock in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to Darryl M. Burman, General Counsel, Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024 no later than May 21, 2013;

•	submitting another proxy with new voting instructions by telephone or the Internet voting system prior to 11:59 p.m. Eastern Daylight Time on May 21, 2013;

•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability that was sent to you (if applicable); or

•	attending the meeting and voting your shares in person, however, attending the meeting will not by itself have the effect of revoking a previously submitted proxy.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker. bank or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

There are also non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker, bank or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker, bank or other nominee should vote your shares and the broker, bank or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, pursuant to New York Stock Exchange Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Executive Compensation), and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of the Appointment of Ernst & Young LLP) in the discretion of the record holder.

•

Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of our common stock cast at the annual meeting. This means that Class II director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our common stock cast at the annual meeting with respect to the proposal. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of this proposal. While this vote is required by law, it will neither be binding on our Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

•

Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the holders of a majority of the votes of our common stock cast at the annual meeting with respect to the proposal. An abstention is not treated as a vote cast and, therefore, will not have an impact on the outcome of this proposal.

Our Board has appointed Earl J. Hesterberg, our President and Chief Executive Officer, and John C. Rickel, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the annual meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the Class II director nominees;

•	FOR the advisory vote on executive compensation; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What is a quorum?

A quorum is the presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the annual meeting to be held. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the annual meeting.

If less than a quorum is represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the annual meeting in favor of such an adjournment.

In the event a quorum is present at the annual meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of common stock represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment.

Who will bear the cost of soliciting votes for the annual meeting?

We have engaged Alliance Advisors to assist with the solicitation of proxies for a fee not to exceed $5,000, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Who will count the votes?

We have engaged Broadridge Financial Solutions to tabulate the votes and to serve as inspector of election at the annual meeting for a fee of approximately $3,500. Broadridge will separately tabulate For, Against and Withhold votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals for 2014 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE

We are committed to good corporate governance which includes the highest standards of professional and personal conduct. Our Board has adopted several governance documents to guide the operation and direction of our Board and its committees, which include our Corporate Governance Guidelines, Code of Ethics, Code of Conduct and charters for the Audit Committee, Compensation Committee, Nominating/Governance Committee and Finance/Risk Management Committee. Each of these documents is available on our website at www.group1auto.com and stockholders may obtain a printed copy, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines. Among other matters, the Guidelines include the following:

Director Qualification Standards

•

The Nominating/Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to our Board. This assessment includes members’ qualification as independent, as well as consideration of diversity, age, skill and experience in the context of the needs of our Board.

•

The number of directors that constitutes our Board will be between three and nine. Our Board believes that a smaller board functions more effectively than a large board, as smaller boards generally promote greater participation by each board member, more effective and efficient decision making and greater individual accountability. Our Board currently has eight members.

•	No director may serve on more than four other public company boards.

Director Responsibilities

•	The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in our best interest and the best interest of our stockholders.

•

Directors are expected to attend meetings of our Board and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to discharge their responsibilities properly.

•	Directors are encouraged to attend the annual meeting of stockholders.

Director Access to Management and Independent Advisors

•	Our Board, and each committee of our Board, has the power to hire independent legal, financial or other advisors as they may deem necessary.

•	Our Board has full and free access to our officers and employees and invites regular attendance by our senior officers at each meeting of our Board and its committees.

Chief Executive Officer Evaluation and Management Succession

•

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and, after consultation with the full Board, sets the compensation of the Chief Executive Officer based on this evaluation.

•

The Nominating/Governance Committee meets annually to review and discuss succession planning, and meets regularly with the Board and our Chief Executive Officer to discuss the talent pool for specific critical roles. Strong potential candidates are given exposure and visibility to Board members through formal presentations and informal events.

Annual Performance Evaluation, Director Orientation and Continuing Education

•	Our Board conducts an annual self-evaluation of itself and its committees.

•	All new directors participate in an orientation program.

•	Our Board periodically allocates meeting time to receive information and updates on corporate governance issues, director best practices and legal and regulatory changes.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

Our Board has adopted a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial and accounting officers. Any change to, or waiver from, the Code of Ethics will be disclosed on our website within two business days after such change or waiver. Among other matters, the Code of Ethics requires each of these officers to:

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest in personal and professional relations;

•	avoid conflicts of interest and disclose any material transactions or relationships that reasonably could be expected to give rise to a conflict of interest;

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work to ensure that we fully, fairly and accurately disclose information in a timely and understandable manner in all reports and documents that we file with the Securities and Exchange Commission (“SEC”) and in other public communications made by us;

•	comply with applicable governmental laws, rules and regulations; and

•	report any violations of the Code of Ethics to the Chief Executive Officer and the Chairman of the Audit Committee.

Code of Conduct

Our Board has adopted a Code of Conduct, which sets forth the standards of behavior expected of each of our employees, directors and agents. Among other matters, this Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical dealing with each other, with our clients and vendors, and with all other third parties;

•	respect for the rights of fellow employees and all third parties;

•	equal opportunity, regardless of age, race, sex, sexual orientation, ethnicity, creed, religion, national origin, marital status, veteran status, handicap or disability;

•	fair dealing with employees and all other third parties with whom we conduct business;

•	avoidance of conflicts of interest;

•	compliance with all applicable laws and regulations;

•	the safeguarding of our assets; and

•	the reporting of any violations of the Code of Conduct to the appropriate officers.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board held 11 meetings and acted by unanimous written consent three times during 2012. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which such person has been a director); and the total number of meetings held by all Board committees on which such person served (during the periods that such person served), and the average attendance of all directors in 2012 was 99%. Under our Corporate Governance Guidelines, our directors are encouraged to attend the annual meeting of our stockholders. All of the then-sitting directors attended our 2012 Annual Meeting of Stockholders. We currently expect all of our directors standing for election to be present at the 2013 Annual Meeting.

Our Board and each of its committees annually conduct a self-evaluation to assess, and identify opportunities to improve, their respective performance. The Nominating/Governance Committee leads our Board in its annual self-evaluation.

Board Leadership Structure

The Nominating/Governance Committee’s charter provides that the committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In 2012, the Nominating/Governance Committee conducted that assessment, and determined that having an independent director serve as non-executive Chairman of the Board is in the best interest of our stockholders at this time. Our Chief Executive Officer is responsible for setting our strategic direction and providing us day-to-day leadership, while the Chairman of the Board sets the agenda for Board meetings, presides over meetings of the full Board and provides guidance to our Chief Executive Officer. We believe this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. We discuss our directors’ qualifications and characteristics under “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Board of Directors.”

Board Diversity

Our Nominating/ Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Board membership should reflect diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, and ethnicity. This process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define it.

Independence of the Members of our Board

The Board has analyzed the independence of each director. It has affirmatively determined that Ms. Raff and Messrs. Adams, Lataif, Quinn, Strange and Watson (all of our non-employee directors) are independent directors under the New York Stock Exchange’s listing standards. As part of its analysis, the Board determined that none of these directors has a material relationship with our Company. Mr. Hesterberg was determined not to be independent because he is our President and Chief Executive Officer, and Mr. Pereira, who was appointed to the Board following our acquisition of UAB Motors Participações, S.A. (“UAB”), was determined not to be independent because he is our Regional Vice President, Brazil and Chairman of UAB.

We have in the past, and may, in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. During the annual independence review, our Board determined that any such affiliations did not impact the independence of our directors.

Executive Sessions of our Board

The independent directors meet in executive session at each regularly scheduled meeting of our Board. Mr. Adams, our non-executive Chairman of the Board, presides over these meetings and is responsible for preparing an agenda for the meetings of the independent directors in executive session.

Risk Oversight

Our Board, as a whole and through its committees, has broad responsibility for the oversight of risk management as well as specific risk management accountability for governance, overall operational risk, executive compensation, Chief Executive Officer succession and our system of internal controls, including financial reporting. In its risk management role, our Board has the responsibility to satisfy itself that our risk management processes and controls are adequate and functioning as designed and that our business is conducted wisely and in compliance with proper governance and applicable laws and regulations.

Much of our Board’s oversight work is delegated to various committees, which meet regularly and report back to the full Board. All committees have significant roles in carrying out the risk oversight and management function. Each committee, except the Finance/Risk Management Committee, is comprised entirely of independent directors and is responsible for overseeing risks associated with its respective area of responsibility as further detailed below.

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The Finance/Risk Management Committee is charged with oversight of our risk management strategies, strategies for our insurance programs, litigation management and our compliance with material debt instruments. The Finance/Risk Management Committee monitors our finance-related activities and provides guidance to management and the Board concerning our long-range financial policies and objectives.

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The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to the accounting and financial reporting principles and policies and internal audit controls and procedures. The Audit Committee oversees our financial statements and the independent audit thereof. It evaluates the performance and independence of our outside auditors and selects appropriate outside auditors annually. The Audit Committee is responsible for monitoring risks related to our financial assets, accounting, legal and corporate compliance. It fulfills these responsibilities by systematic, regular reviews with support from internal Company personnel, the independent registered public accounting firm and consultants. In addition, the Audit Committee discusses legal and compliance matters and assesses the adequacy of our Company’s risk-related internal controls. The Audit Committee members meet separately with representatives of our independent registered public accounting firm, management in charge of internal assurance and legal counsel.

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The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our compensation policies and programs. The Compensation Committee is responsible for determining salaries, incentives and other elements of total compensation for our executive officers, and it administers our various compensation and benefit plans to ensure sound pay practices with features that mitigate risk without changing the incentive nature of the compensation. A separate discussion regarding the risk considerations in our compensation programs, including the processes that are put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on page 14 of this proxy statement.

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The Nominating/Governance Committee oversees potential risks related to management’s monitoring of our corporate compliance program. Additionally, the Nominating/Governance Committee oversees potential risks related to our governance practices, including, among others, succession planning and the performance evaluations of the Board, its committees and the Chief Executive Officer.

In addition to reports from its committees, our Board receives regular reports directly from the officers responsible for oversight of particular risks within our Company. Specifically, our officers report to our Board regarding the Enterprise Risk Management Program that management has implemented to assess, manage and monitor risks. Our officers also report to our Board on which risks management has assessed as the most significant, together with management’s plans to mitigate those risks. Further, our outside counsel reports in person to our Board periodically on an as-needed basis to keep our directors informed concerning legal risks and other legal matters involving our Company. Finally, we have robust internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department. For more information on our Enterprise Risk Management Program, please see the section entitled “Committees of our Board—Finance/Risk Management Committee”.

Committees of our Board

Our Board has established four standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Finance/Risk Management Committee. The following chart reflects the current membership of each committee:

Name	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Finance/Risk Management Committee
John L. Adams	M	M		M
Earl J. Hesterberg				M
Louis E. Lataif	M	M	C
Lincoln Pereira				M
Stephen D. Quinn	M		M	C
Beryl Raff		M	M
J. Terry Strange	C	M		M
Max P. Watson, Jr.		C	M	M

M - Member

C - Chairman

Each of the committee charters is available on our website at www.group1auto.com and stockholders may obtain printed copies, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Audit Committee

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance.

Pursuant to its charter, the purposes of our Audit Committee are to:

•	oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	oversee our compliance with legal and regulatory requirements;

•	retain our independent registered public accounting firm;

•	oversee the qualifications, performance and independence of our independent registered public accounting firm;

•	oversee the performance of our internal audit function;

•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board have established;

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provide an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee; and

•	perform such other functions as our Board may assign to the Audit Committee from time to time.

In connection with these purposes and to satisfy its oversight responsibilities, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. The Audit Committee meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters, as well as our significant financial and accounting policies. The Audit Committee also separately meets with our director of internal audit on a regular basis to review, among other things, the identified risk areas and scope of the internal audit approach. In addition, the Audit Committee meets with other members of management, as deemed appropriate. The Audit Committee receives regular reports regarding the status and findings of audits being conducted by the internal auditors and independent registered public accounting firm, accounting changes that could affect our financial statements and proposed audit adjustments. The Audit Committee chair routinely meets between formal Audit Committee meetings with our chief financial officer, corporate controller, director of internal audit and our independent registered public accounting firm.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate, or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

The Audit Committee, whose members consisted of Mr. Strange (Chairman), Mr. Adams, Mr. Lataif and Mr. Quinn, held eight meetings during 2012. Mr. Strange also serves on the Audit Committees of New Jersey Resources Corporation, Newfield Exploration Company and SLM Corporation. Our Board has determined that Mr. Strange’s simultaneous service on these other Audit Committees and our Audit Committee does not impair his ability to serve effectively on our Audit Committee.

All members of the Audit Committee are independent as that term is defined in the New York Stock Exchange’s listing standards and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that each member of the Audit Committee is financially literate and that Mr. Strange has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Strange is an “audit committee financial expert” following a determination that Mr. Strange met the criteria for such designation under the SEC’s rules and regulations. For information regarding Mr. Strange’s business experience, please read “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Board of Directors.”

The Report of the Audit Committee is set forth on page 23 of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for risks relating to employment policies and our compensation and benefits systems. To assist it in satisfying these oversight responsibilities, from time to time the Compensation Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made.

Pursuant to its charter, the purposes of our Compensation Committee are to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate our corporate officers;

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review and discuss with our management the Compensation Discussion and Analysis to be included in our proxy statement for the annual meeting of stockholders and to determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

•	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

•	otherwise discharge our Board’s responsibility relating to compensation of our corporate officers; and

•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our senior corporate officers (our executive officers and officers that report directly to our Chief Executive Officer). The Compensation Committee reviews and approves the compensation of our senior corporate officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee also approves all employment agreements related to the senior corporate officers and approves recommendations regarding equity awards for all employees. Together with management, and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination, with the exception of compensation matters relating to our Chief Executive Officer. In the case of our Chief Executive Officer, the Compensation Committee reviews and discusses the particular compensation matter (together with our management and any counsel or other advisors deemed appropriate) and formulates a recommendation. The Compensation Committee’s Chairman then generally reports the Compensation Committee’s recommendation for approval by the full Board or, in certain cases, by the independent directors.

In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or Vice President of Human Resources or (4) by the Compensation Committee’s outside compensation consultant.

The Compensation Committee works with the management team, our Chief Executive Officer and our Vice President of Human Resources to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

•	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

•	evaluating employee performance;

•	establishing our business goals; and

•	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Compensation Committee by:

•	evaluating senior corporate officer performance;

•	providing background information regarding our business goals; and

•	recommending compensation arrangements and components for our senior corporate officers (other than himself).

In addition, our Vice President of Human Resources is involved in the executive compensation process by:

•	providing the necessary compensation information to, and acting as our liaison with, the compensation consultant;

•	updating and modifying compensation plan policies, guidelines and materials, as needed; and

•	providing recommendations to the Compensation Committee and our Chief Executive Officer regarding compensation structure, awards and plan design changes.

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our senior corporate officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms. To the extent permitted by applicable law, the Compensation Committee may delegate some or all of its authority to subcommittees as it deems appropriate.

During 2012, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”) to conduct a compensation analysis which involved the comparison of long-term, short-term and total compensation of our Named Executive Officers with a selected group of peer companies. We generally compare compensation data at the 25th, 50th and 75th percentiles of the market and engage PM&P to review our analysis. While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that this practice is useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of Company objectives so as to align with stockholder interest. PM&P is an independent compensation consulting firm and does not provide any other services to us outside of matters pertaining to executive officer and director compensation. PM&P reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by PM&P and the directions given to PM&P regarding the performance of such services.

In February 2013, the Compensation Committee considered the independence of PM&P in light of new SEC rules and listing standards of the New York Stock Exchange. The Compensation Committee requested and received a letter from PM&P addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The letter highlighted three additional factors that supported their independence: (1) PM&P has regular discussions with only the Compensation Committee (or select members of the Compensation Committee) present and where PM&P interacts with management, it is at the Compensation Committee Chair’s request and/or with the Chair’s knowledge and approval, (2) PM&P has not provided any gifts, benefits, or donations to our Company or received any gifts, benefits, or donations from our Company and (3) PM&P is bound by strict confidentiality and information sharing protocols. The Compensation Committee discussed these considerations, among other things, and concluded that the work of PM&P did not raise any conflict of interest.

All members of the Compensation Committee are independent as that term is defined in the New York Stock Exchange’s listing standards. The Compensation Committee, whose members consisted of Mr. Watson (Chairman), Mr. Adams, Mr. Lataif, Ms. Raff and Mr. Strange, held five meetings during 2012.

The Report of the Compensation Committee is set forth on page 35 of this proxy statement.

Nominating/Governance Committee

The Nominating/Governance Committee is responsible for oversight relating to management and Board succession planning, and stockholder responses to our ethics and business practices. To satisfy these oversight responsibilities, the Committee receives regular reports from our officers that are responsible for each of these areas on matters such as progress against succession planning programs and goals that could affect our operations.

Pursuant to its charter, the purposes of our Nominating/Governance Committee are to:

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assist our Board by identifying individuals qualified to become members of our Board and recommend director nominees to our Board for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	recommend director nominees to our Board for each of its committees;

•	advise our Board about the appropriate composition of our Board and its committees;

•	advise our Board about and recommend to our Board appropriate corporate governance practices and assist our Board in implementing those practices;

•	lead our Board in its annual review of the performance of our Board and its committees;

•	direct all matters relating to the succession of our Chief Executive Officer;

•	review and make recommendations to our Board with respect to the form and amount of director compensation; and

•	perform such other functions as our Board may assign to the Nominating/Governance Committee from time to time.

In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Restated Certificate of Incorporation, our Amended and Restated Bylaws and our Corporate Governance Guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

The Nominating/Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to our Board. In considering candidates for our Board, the Nominating/ Governance Committee will consider the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating/Governance Committee’s perceptions about future issues and needs. However, while the Nominating/Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating/Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise, and have high moral character.

The Nominating/Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating/Governance Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating/Governance Committee may consider previous experience as a member of our Board. Any invitation to join our Board must be extended by our Board as a whole, by the Chairman of the Nominating/Governance Committee and by the Chairman of the Board.

Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating/Governance Committee by sending a written request to our Corporate Secretary at our principal executive offices, 800 Gessner, Suite 500, Houston, Texas 77024. For additional information on such requests and the applicable timing, please see “Stockholder Proposals for 2014 Annual Meeting.”

The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting; provided that they comply with the requirements described in the section entitled “Stockholder Proposals for 2014 Annual Meeting.”

In addition, our Board has entrusted the Nominating/Governance Committee with the responsibility for establishing, implementing and monitoring the compensation for our directors. The Nominating/Governance Committee establishes, reviews and approves the compensation of our directors and makes appropriate adjustments based on Company performance, duties and responsibilities and competitive environment. The Nominating/Governance Committee’s primary objectives in establishing and implementing director compensation are to:

•	ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	use the appropriate mix of long-term and short-term compensation to ensure high Board/committee performance.

All members of the Nominating/Governance Committee are independent as defined under the New York Stock Exchange’s listing standards. The Nominating/Governance Committee, whose members consisted of Mr. Lataif (Chairman), Mr. Quinn, Ms. Raff and Mr. Watson, held four meetings during 2012.

Finance/Risk Management Committee

Pursuant to its charter, the purposes of our Finance/Risk Management Committee are to:

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review, oversee and report to our Board regarding our financial status and capital structure, debt and equity financings, cash management and other banking activities, compliance with covenants of material debt instruments, investor/stockholder relations, relationships with various financial constituents, securities repurchase activities and dividend policy, and authorize transactions within limits prescribed by our Board;

•	review and report to our Board regarding contingent liabilities and the status of material litigation;

•	review and assess risk exposure and insurance related to our operations and authorize transactions within limits prescribed by our Board; and

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review capital expenditures and other capital spending plans, including significant acquisitions and dispositions of business or assets, and authorize transactions within limits prescribed by our Board.

In connection with these purposes, the Finance/Risk Management Committee reviews periodically our financial status and capital structure and can authorize finance-related activities within limits prescribed by our Board. The Finance/Risk Management Committee reviews with management the status of current litigation matters and regularly reports to our Board on litigation and contingent liabilities. The Finance/Risk Management Committee also consults with management on matters that could have a significant financial impact on our Company and reviews our financial policies and procedures, our compliance with material debt instruments and our significant banking relationships. In addition, the Finance/Risk Management Committee reviews and assesses periodically our risk exposure and plans and strategies for insurance programs, and authorizes risk management-related activities within limits prescribed by our Board. The Finance/Risk Management Committee also provides direction for the assessment of future capital spending and acquisition opportunities and reviews capital expenditure plans, including significant acquisitions and dispositions of businesses and assets and other specific capital projects.

In 2011, at the request of the Committee, management developed and presented to the Board a robust Enterprise Risk Management Program, concentrating primarily in four principal areas that are significant to our business: (1) safety and risk; (2) strategic planning and operational risk; (3) financial and accounting risk; and (4) governance, regulatory and legislative risk. Risk profiles are updated annually to insure that all risks continue to be identified. On an annual basis, management reviews the testing results with the full Board and steps taken to mitigate new risks which are identified.

All members of the Finance/Risk Management Committee, except for Mr. Hesterberg, our President and Chief Executive Officer and Mr. Pereira, our Regional Vice President, Brazil, are independent as defined under the New York Stock Exchange’s listing standards. The Finance/Risk Management Committee, whose members consisted of Mr. Quinn (Chairman), Mr. Adams, Mr. Hesterberg, Mr. Strange and Mr. Watson, held four meetings during 2012. Mr. Pereira was appointed to the Finance/Risk Management Committee in February 2013.

RISK ASSESSMENT

We have reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on our Company. Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:

•	The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive program payouts.

•	The compensation recovery policy allows our Company to “claw back” payments made using materially inaccurate financial results.

•	Executive officers are subject to stock ownership guidelines.

•	Compliance and ethical behaviors are integral factors considered in all performance assessments.

•	We set the proper ethical and moral expectations through our policies and procedures and provide various mechanisms for reporting issues.

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We maintain an evaluation program, utilizing both internal and third-party resources, which enables us to verify that our compensation policies and practices are aligned with expectations, including periodic reviews and audits of our sales and finance departments at our dealerships.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John L. Adams, Louis E. Lataif, Beryl Raff, J. Terry Strange and Max P. Watson, Jr. served on the Compensation Committee in fiscal year 2012. None of the directors who served on the Compensation Committee in fiscal year 2012 has ever served as one of our officers or employees or had any relationships requiring disclosure with us or any of our subsidiaries. During fiscal year 2012, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or Compensation Committee.

COMMUNICATIONS WITH DIRECTORS

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any committee of our Board, to the non-executive Chairman of the Board (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

c/o Group 1 Automotive, Inc.

800 Gessner, Suite 500

Houston, Texas 77024

Any correspondence addressed to our Board, to any committee of our Board, to the non-executive Chairman of the Board, or to any one of the directors in care of our offices is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a classified Board. The directors are divided into three classes, with each class serving for a period of three years. As a result, the stockholders elect approximately one-third of the members of our Board annually.

Based on the recommendation from the Nominating/Governance Committee, our Board has nominated John L. Adams, J. Terry Strange and Max P. Watson, Jr. for re-election as Class II directors to serve until the 2016 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. Each nominee is currently a director and was previously elected to our Board by the stockholders in 2010. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

The term for our three Class III directors expires in 2014 and the term for our two Class I directors expires in 2015.

Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

The following table sets forth certain information, as of the date of this proxy statement, regarding our director nominees and other directors.

	Position and Offices with Group 1	Director Since	Age
Class I Directors
Earl J. Hesterberg	Director, President and Chief Executive Officer	2005	59
Beryl Raff	Director	2007	62
Class II Nominees
John L. Adams	Director, Chairman of the Board	1999	68
J. Terry Strange	Director	2003	69
Max P. Watson, Jr.	Director	2001	67
Class III Directors
Louis E. Lataif	Director	2002	73
Lincoln Pereira	Director, Regional Vice President, Brazil	2013	53
Stephen D. Quinn	Director	2002	57

BOARD OF DIRECTORS

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of Group 1 for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described on the following pages are the principal occupations, positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

Class I Directors

Earl J. Hesterberg

Mr. Hesterberg has served as our President and Chief Executive Officer and as a director since April 2005. Prior to joining us, Mr. Hesterberg had served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts, since October 2004. From July 1999 to September 2004, he served as Vice President, Marketing, Sales and Service for Ford of Europe, and from 1999 until 2005, he served on the supervisory board of Ford Werke AG. Mr. Hesterberg has also served as President and Chief Executive Officer of Gulf States Toyota, an independent regional distributor of new Toyota vehicles, parts and accessories. He has also held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe, both of which are wholly-owned by Nissan Motor Co., Ltd., a global provider of automotive products and services. Mr. Hesterberg serves on the Board of Directors of Stage Stores, Inc., a national retail clothing chain with over 800 stores located in 39 states where he is a member of the Corporate Governance and Nominating Committee and Chairman of the Compensation Committee. Mr. Hesterberg also serves on the Board of Trustees of Davidson College and on the Board of Directors of the Greater Houston Partnership, a local non-profit organization dedicated to building regional economic prosperity. Mr. Hesterberg received his BA in Psychology at Davidson College in 1975 and his MBA from Xavier University in 1978.

As our President and Chief Executive Officer, Mr. Hesterberg sets the strategic direction of our Company under the guidance of our Board. He has extensive senior executive management experience in the automotive industry, including operations and automotive technology. His successful leadership of our Company and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face. His knowledge and handling of the day-to-day issues affecting our business provide our Board with invaluable information necessary to direct the business and affairs of Group 1.

Beryl Raff

Ms. Raff has served as one of our directors since June 2007. Since April 2009, she has served as Chairman and Chief Executive Officer of Helzberg Diamond Shops, Inc., a retail and online jewelry retailer, and a wholly owned subsidiary of Berkshire Hathaway Inc. Ms. Raff served as Executive Vice President-General Merchandising Manager from 2005 through 2009, and as Senior Vice President from 2001 through 2005, for the fine jewelry division of J.C. Penney Company, Inc., a holding company for J.C. Penney Corporation, Inc., a leading retailer of apparel and home furnishings with more than 1,000 stores in the U.S. and Puerto Rico. Ms. Raff serves on the Advisory Board of Jewelers Circular Keystone, a trade publication and industry authority, and on the Executive Board of Jewelers Vigilance Committee, a non-profit organization focused on legal and regulatory issues facing the jewelry industry. Ms. Raff is also a Director of the NACD Heartland Chapter, a non-profit organization dedicated to excellence in board leadership and the Make-A-Wish Foundation, a non-profit organization which grants the wishes of children with life threatening medical conditions. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores, Inc., a national specialty retailer of craft, sewing and decorating products.

Ms. Raff was selected to serve as a director on our Board due to her extensive knowledge of the retail industry and her business and management expertise from her position as an executive officer and director of several companies. She has profit and loss management responsibility, as well as sales and marketing, strategic planning, compensation and risk management experience, all of which provide extensive perspectives to offer as a director of Group 1. Her service on other boards provides us with important perspectives on key corporate governance matters. Ms. Raff also has a strong commitment to corporate social responsibility.

Nominees for Election to Term Expiring 2016 (Class II Directors)

John L. Adams

Mr. Adams has served as non-executive Chairman of the Board since April 2005 and as one of our directors since November 1999. Mr. Adams served as Executive Vice President of Trinity Industries, Inc., one of North America’s largest manufacturers of transportation, construction and industrial products, from January 1999 through June 2005. He served as Vice Chairman of Trinity Industries from July 2005 through March 2007. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves on the Board of Directors, the Corporate Governance and Directors Nominating Committee and is Chairman of the Finance and Risk Management Committee of Trinity Industries, Inc. and on the Board of Directors and Audit Committee of Dr Pepper Snapple Group, Inc., a refreshment beverage business. Mr. Adams also serves on the Board of Directors of the Children’s Medical Center of Dallas, as a Trustee of The American Heart Association—Dallas, and on the University of Texas Chancellor’s Council and McCombs School of Business Advisory Board.

Mr. Adams’ extensive financial and executive management experience provides him with the necessary skills to be Chairman of our Board. As a result of his experience, he has dealt with many of the major issues we deal with today, such as financial, strategic planning, compensation, management development, acquisitions, capital allocation, government and stockholder relations. Mr. Adams’ public company board service has also given him exposure to different industries and approaches to governance and other key issues. He has served on our Board for over 12 years and has developed in-depth knowledge of the retail automotive industry generally and our Company in particular.

J. Terry Strange

Mr. Strange has served as one of our directors since October 2003. In 2002, Mr. Strange retired from KPMG, LLP, an independent accounting firm, where he served from 1996 to 2002 as Vice Chairman, Managing Partner of U.S. Audit Practice and head of KPMG’s internal risk management program. Mr. Strange served as Global Managing Partner of Audit Business and a member of KPMG’s International Executive Committee from 1998 to 2002. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the SEC, testifying before both bodies on issues impacting the auditing profession and SEC registrants. Mr. Strange serves on the Boards of Directors and the Audit Committees of New Jersey Resources Corporation, a retail and wholesale energy service provider, and SLM Corporation (commonly known as Sallie Mae), a provider of student loans and an administrator of college savings plans, and on the Board of Directors, Audit Committee and as Chairman of the Nominating and Governance Committee of Newfield Exploration Company, an oil and gas exploration and production company. Mr. Strange also serves in a volunteer role on the Finance Committee of the National Cutting Horse Association, an equestrian organization that promotes and stages cutting horse events.

Mr. Strange has a valuable financial background based on his education and work experiences. He was selected to serve as a director on our Board due to his extensive background in public accounting, auditing, and risk management. He possesses particular knowledge and experience in a variety of financial and accounting areas, including specific experience in auditing and internal risk management. His previous and current board positions on other publicly-traded companies have provided extensive years of audit committee experience, including as chair. His extensive knowledge and experience with accounting practices, policies and rulemaking from his 34-year career at KPMG LLP, is especially important in his role as Chairman of the Audit Committee and as our “audit committee financial expert.”

Max P. Watson, Jr.

Mr. Watson has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., a provider of enterprise management solutions, from April 1990 to January 2001. He served as Chairman of the Board of Directors of BMC from January 1992 to April 2001. Mr. Watson serves on the Board of Trustees of Texas Children’s Hospital and as Chairman of the Quality and Safety Committee. From January 2007 through December 2008, Mr. Watson served as Chairman of the Board of Trustees of Texas Children’s Hospital. He also serves on the Board of Directors of Scenic Houston, an organization dedicated to preserving and enhancing the visual character of Houston.

Mr. Watson was selected to serve on our Board due to his extensive business and management expertise from his position with a large global publicly-traded company. As a former chairman, president and chief executive officer, Mr. Watson has experience running a large publicly-traded company, which dealt with many of the major issues that we deal with today, including financial, strategic planning, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II NOMINEES FOR DIRECTOR.

Class III Directors

Louis E. Lataif

Mr. Lataif has served as one of our directors since August 2002. He served as Dean of the School of Management at Boston University from 1991 until 2010, following a distinguished 27-year career with Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts. While at Ford, he was named General Manager of Ford Division and elected a corporate Vice President, and served as President, Ford of Europe from l988 to l991. Mr. Lataif serves on the Board of Directors and the Audit Committee of Abiomed, Inc., a manufacturer and marketer of heart assist and replacement systems. He is a member of the Board of Directors of Interaudi Bank, an FDIC insured bank providing personal, commercial and asset management banking services to both U.S. and foreign clients. Mr. Lataif is also a member of the Board of Trustees of the Iacocca Foundation, a non-profit organization to fund diabetes research and a member of the advisory board of Cannon Design, an international architectural, engineering and interior design firm.

Mr. Lataif was selected to serve on our Board due to his significant executive management and automotive industry experience, as well as his leadership in operating a complex academic institution. His experience, particularly with respect to operations and consumer marketing, provides us with important insights relevant to our business. He has served on the boards of numerous public companies throughout his career and has served on and chaired several committees at those companies. His board service provides valuable perspectives on best practices at other large publicly-traded companies.

Lincoln Pereira

Mr. Pereira has served as one of our directors since February 2013. Since 2007, he has served as chairman of UAB Motors Participações S.A., one of Brazil’s largest automotive retailers, recently acquired by our Company. From 1999 to 2005, Mr. Pereira served as a legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group. From 1995 through 2005, Mr. Pereira practiced law with Cunha Pereira Advogados, representing professional athletes and international race car drivers. He was also co-founder and a major shareholder in Cunha Pereira Negócios Imobiliarios, a local Brazilian real estate company, and in 1999, he founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services. Atrium was sold to Telefonica of Spain in December 2004, and Mr. Pereira founded E-Vertical Tecnologia, a leading provider of high tech facilities management services to commercial properties. From 1978 through 1995, Mr. Pereira held numerous positions with various banks, both in Brazil and abroad. Mr. Pereira serves on the Board of Boa Vista Servicos S.A.-SCPC, the second largest credit bureau in Brazil, is Vice Chairman of the Board of the Sao Paulo Chamber of Commerce (ACSP), serves as Chairman of the Associação Brasileira dos Concessionários Nissan (ABCN), and serves as a Director of the Associação Brasileira dos Concessionários BMW and Associação Brasileira do Distribuidores Toyota. He is also a Chapter Sponsorship Officer of YPO-WPO São Paulo, a not-for-profit, global network of young chief executives connected around the shared mission of becoming Better Leaders Through Education and Idea Exchange.TM

Mr. Pereira was selected to serve as a director due to his extensive automotive retailing and manufacturer relations experience, as well as his legal, finance, business and management expertise. He also has a deep understanding of the Brazilian finance, trade and legal sectors. As chairman of UAB, Mr. Pereira has dealt with many of the major issues that we deal with today.

Stephen D. Quinn

Mr. Quinn has served as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981 where he specialized in corporate finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs & Co., a multi-bank holding company that operates approximately 500 banking offices in 10 states. Mr. Quinn also serves on the Board of Directors, the Audit Committee and the Risk Oversight Committee of Zions Bancorporation.

Mr. Quinn was selected to serve as a director on our Board due to his valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks, is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, our stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of our Named Executive Officers, as disclosed in this proxy statement. As an advisory vote, Proposal 2 is not binding on our Board or its Compensation Committee, will not overrule any previous decisions made by our Board or its Compensation Committee, or require our Board or its Compensation Committee to take any future or remedial action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. The core of that philosophy has been and continues to be to pay our executive officers compensation that is competitive with amounts paid by our peer companies based on individual and Company performance. In particular, the Compensation Committee strives to attract, retain and motivate talented executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage our executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and in a manner that is consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. Our Board believes that our compensation policies and practices are effective in achieving our Company’s goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives’ long-term interests with those of our stockholders.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program, and we value your opinion. Based on the stockholder vote on the frequency of an advisory vote on executive compensation that took place at our 2011 Annual Meeting of Stockholders, our Board determined to hold the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote. Thus, the stockholder advisory vote to approve executive compensation currently takes place annually, and the next such vote will take place at our 2014 Annual Meeting of Stockholders.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination or change of control) is consistent with market practice. We also believe our executive compensation is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our Named Executive Officers, and to review the tabular disclosures regarding our Named Executive Officers’ compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

In light of these reasons, we are recommending that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young, LLP (“Ernst & Young”) as independent registered public accounting firm of Group 1 for the fiscal year ending December 31, 2013. We have been advised by Ernst & Young that the firm has no relationship with Group 1 or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. Representatives of Ernst & Young will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit and Other Fees

Set forth below is a summary of certain fees billed by Ernst & Young, which has served as our independent registered public accounting firm since 2002, for services related to the fiscal years ended December 31, 2011 and December 31, 2012. In determining the independence of Ernst & Young, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

	2011	2012
	($)	($)
Audit Fees (1)	1,034,175	1,165,150
Audit Related Fees (2)	—	—
Tax Fees (3)	110,495	172,140
All Other Fees (4)	2,200	2,200

Total	1,146,870	1,339,490

(1)	Audit fees consisted of amounts billed for services performed in association with the annual financial statement audit (including required quarterly reviews) for 2011 and 2012, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements, as well as specific procedures performed by Ernst & Young in connection with their review of our internal control structure in accordance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002. Other procedures included consultations relating to the audit or quarterly reviews, and services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities. Also included in audit fees are amounts billed for assurance and related services that are related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm, consisting primarily of statutory audits. Audit fees exclude reimbursed expenses of $27,203 and $18,651 for 2011 and 2012, respectively, to Ernst & Young in conjunction with their services.
(2)	There were no audit related fees billed in 2011 or 2012.
(3)	Tax fees consisted of amounts billed in 2011 and 2012 for tax preparation and compliance services.
(4)	Other fees consisted of amounts billed in 2011 and 2012 for subscriptions to Ernst & Young’s online accounting and financial reporting research tool.

The Audit Committee considers whether the provision of these services is compatible with maintaining Ernst & Young’s independence, and has determined such services for fiscal 2011 and 2012 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal 2011 and 2012.

The Audit Committee has established a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with this policy, the Audit Committee has given its annual approval for the provision of audit services by Ernst & Young, and has also given its approval for up to a year in advance for the provision by Ernst & Young of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. All of above-listed services were pre-approved pursuant to this policy.

The ratification of our Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires our receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. Although ratification is not required, our Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION

OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to our accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Group 1’s financial reports. The Audit Committee manages the relationship with its independent registered public accounting firm which is ultimately accountable to the Audit Committee. The Board of Directors, upon the recommendation of its Nominating/Governance Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Board of Directors ratified the Audit Committee Charter at a regularly scheduled meeting in February 2013. The Audit Committee Charter is posted on our website, www.group1auto.com, and you may obtain a printed copy of the Audit Committee Charter by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2012. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Ernst & Young LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to our Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

J. Terry Strange (Chairman)

John L. Adams

Louis E. Lataif

Stephen D. Quinn

2012 COMPENSATION DISCUSSION AND ANALYSIS

The following discussion in this Compensation Discussion and Analysis (“CD&A”) reviews the compensation policies and decisions of the Compensation Committee (the “Committee”) with respect to the following individuals, who are referred to throughout this proxy statement as our “Named Executive Officers:”

•	Earl J. Hesterberg – President and Chief Executive Officer;

•	John C. Rickel – Senior Vice President and Chief Financial Officer;

•	Darryl M. Burman – Vice President and General Counsel;

•	Peter C. DeLongchamps – Vice President, Financial Services, Manufacturer Relations and Public Affairs; and

•	J. Brooks O’Hara – Vice President, Human Resources.

Financial Highlights

2012 was a very good year for Group 1. We delivered record setting financial results in a strengthening automotive sales environment, including:

•	23.0% increase in revenues;

•	16.3% increase in total gross profit;

•	Selling, General & Administrative (“SG&A”) expenses (adjusted) as a percent of gross profit improved 100 basis points on a comparable basis;

•	Year-over-year increase in net income (adjusted) of 25.8%;

•	Year-over-year increase in diluted EPS (adjusted) of 25.1%;

•	Improved operating margin; and

•	21.0% annual increase in our stock price, 51.8% over the two year period ended December 31, 2012.

As discussed in greater detail below, our compensation plans are designed to reward our Named Executive Officers for the achievement of these results for our Company and our stockholders.

Compensation and Corporate Governance Actions

The Committee continuously reviews best practices in executive compensation and has made several adjustments to elements of our compensation programs over the past several years to further align our executive compensation structure with our stockholders’ interests and current governance practices. Our best practices include:

•	The Committee is made up entirely of independent directors.

•	The Committee retains an independent compensation consultant who works exclusively for the Committee and does not perform any other work for our Company.

•	Our Company no longer permits any excise tax gross-ups.

•	Our Company prohibits any hedging transactions involving our stock.

•

During the 2011 proxy season, we conducted both shareholder “say when on pay” and “say on pay” votes. The shareholders expressed the desire for us to consider annual “say on pay” advisory votes. Our Board has decided to hold the vote annually.

•	Our Company has instituted a clawback policy for the recovery of performance-based compensation in the event of a material financial restatement.

•	Our Company has instituted stock ownership guidelines for all Named Executive Officers and Directors.

Role of the Compensation Committee, its Consultant and Management

Our Board has entrusted the Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officer and Vice President of Human Resources also play a role in the implementation of the executive compensation process, by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. All final decisions regarding our Named Executive Officers’ compensation remain with the Committee, except in the case of our Chief Executive Officer where the independent members of the Board makes all decisions with the benefit of recommendations from the Committee.

The Committee has historically engaged Pearl Meyer & Partners (“PM&P”) to serve as its compensation consultant and to advise on executive compensation matters. In 2012, PM&P was engaged to conduct a competitive compensation analysis for the Named Executive Officers. During that time, PM&P reviewed compensation data for our peer companies in comparison to our current compensation practices and made recommendations to the Committee. The Committee retains PM&P directly, although in carrying out assignments PM&P may interact with our management when necessary and appropriate. PM&P does not provide any services to our Company other than its consulting services to the Committee, and the Committee determined that no conflict of interest exists between PM&P and our Company. Please see “Information About our Board of Directors and Committee—Compensation Committee” for additional information on the role of the Committee, its consultant and management.

Objectives of Our Executive Compensation Program

Compensation Philosophy

The Committee believes that the most effective executive compensation program is one designed to recruit, retain and motivate capable leadership and reward those individuals upon the achievement of their personal and departmental objectives as well as upon our Company’s achievement of specific annual, long-term and strategic goals. The Committee evaluates both market competitiveness and individual and Company performance to ensure that we maintain our ability to attract, retain and motivate talented employees in key positions and that overall compensation remains competitive relative to compensation paid by our peer companies. By maintaining competitive compensation and rewarding for performance, the Committee strives to support our overall business objectives and provide our stockholders with a superior rate of return over time.

Our strategic business focus during the fiscal year ended December 31, 2012 consisted of the following objectives:

•	increasing same store sales performance in new and used vehicle sales as well as parts and service;

•	continuing to consolidate key operating processes and systems to improve our customer responsiveness, efficiencies and reduce expenses;

•	maintaining a cost level that aligns with the anticipated level of business activity; and

•	seeking new business opportunities within the automotive retail market so that we can continue to expand our business operations both in the United States (“U.S.”) and abroad.

Our Named Executive Officers’ individual or departmental goals for the fiscal year ended December 31, 2012 generally consisted of one or more of the following criteria, which provide support for our business objectives:

•	gain sales momentum as the market continues to rebound;

•	continue to strengthen our processes and management for improved operating effectiveness and efficiency;

•	control costs and expenses as sales levels increase to maximize and leverage our scale;

•	accelerate the redeployment of capital management resources away from underperforming dealerships into business operations with better return potential; and

•	drive the capital allocation process, which balances the mix between investments in sustainable growth and investments that maximize return to stockholders.

Market Analysis

We again engaged PM&P to conduct an independent market-based analysis of our executive compensation program in 2012. The market analysis process involved the comparison of long-term, short-term and total compensation with a selected group of peer companies (“Peer Companies”). Compensation data was compared at the 25th, 50th and 75th percentiles of the market.

While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that this practice can be useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention and assists in aligning compensation with stockholder interests.

In 2012, our group of Peer Companies included all of the publicly-traded automotive consolidators and specialty retailers associated with automotive sales, and automotive parts and service against whom we most directly compete for executive talent. This list of Peer Companies is periodically reviewed and updated by the Committee. Our 2012 Peer Companies were:

• Advance Auto Parts, Inc.	• LKQ Corp.

• Asbury Automotive Group, Inc.	• O’Reilly Automotive, Inc.

• AutoNation, Inc.	• Penske Automotive Group, Inc.

• AutoZone, Inc.	• The Pep Boys — Manny, Moe & Jack

• CarMax, Inc.	• Rush Enterprises, Inc.

• Genuine Parts Co.	• Sonic Automotive, Inc.

• Lithia Motors, Inc.

When evaluating the compensation data and making compensation decisions, the Committee has taken into consideration the variance in revenue size among the entities comprising our Peer Companies. Additionally, the Committee has considered other differences between us and our Peer Companies such as corporate structure, tenure of officers, variance in scope of duties for each officer and other factors when calculating a benchmarking value. This value is used as the basis of comparison of compensation provided by us and our Peer Companies. However, any application of benchmarking data is tempered by our basic staffing philosophy, which is to remain as lean as practical. This guiding principle results in certain of our executive officers having a broad range of job responsibilities, which, at certain of our Peer Companies, may be divided among multiple executive officers. The Committee’s use of benchmarking for specific compensation components is described in more detail below.

Tally Sheets

In 2012, compensation tally sheets for the Named Executive Officers were prepared by our Compensation Manager and reviewed by the Committee. This review consists of a twelve month summary of cash compensation earned, employee benefits provided, stock granted (with value at grant), and value of stock released (with value at release). Total shares and present value of unvested restricted stock is also presented for review. In addition to the PM&P benchmarking analysis, information from these tally sheets was also considered by the Committee in making compensation decisions for the Named Executive Officers, as well as guiding the design of cash and non-cash compensation and benefit programs. The Committee specifically used tally sheets in the following contexts for each Named Executive Officer:

•	To determine the value of historical compensation paid;

•	To determine the value of restricted stock awards forfeited in the event of a voluntary termination when making decisions regarding grants to encourage retention;

•

To understand total compensation potentially payable to the Named Executive Officers under all possible scenarios, including death/disability, retirement, voluntary termination, termination with and without cause and changes of control; and

•	To ensure that the structure of pay at different levels is fair and appropriate.

Compensation Components

Our corporate officers are compensated through short-term and long-term incentive compensation plans, consisting of cash and non-cash compensation. Our short-term compensation components consist of annual base salary and our annual cash incentive plan. From time to time, as circumstances may warrant, the Committee may also elect to make discretionary cash bonus awards. Our stock incentive plan is our long-term incentive compensation component. In addition, our Named Executive Officers are eligible to (i) participate in our health and welfare plans, and our retirement plans (401(k) Savings Plan, Employee Stock Purchase Plan and Deferred Compensation Plan), (ii) receive a vehicle allowance and/or demonstrator vehicle(s), depending on the position held, and (iii) receive perquisites and other personal benefits as described under “Other Benefits” below.

Base Salary

Design. We provide our Named Executive Officers with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our Named Executive Officers at levels that are competitive with comparable companies for the skills, experience and requirements of similar positions, using benchmarking as previously discussed, in order to attract and retain top talent. In order to achieve this goal, we have generally sought to provide base salaries that fall near the 50th percentile of our Peer Companies. We believe that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. Individual base salary levels are generally reviewed each November and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance.

Results. Effective January 1, 2012, the base salaries for Messrs. Rickel, Burman, DeLongchamps and O’Hara were $525,000, $400,000, $417,000 and $290,200, respectively, which was approximately a 4% increase for Messrs. DeLongchamps and O’Hara, and approximately a 5% increase for Messrs. Rickel and Burman. In determining the amounts, the Committee reviewed their salaries using the criteria described above in an effort to position them closer to the 50th percentile of the Named Executive Officers of our Peer Companies. Mr. Hesterberg’s base salary of $1,000,000 has not been increased since he joined us in April 2005.

Compensation Changes for Fiscal 2013. In November 2012, the Committee elected to increase base salaries for Messrs. Rickel, Burman, DeLongchamps and O’Hara. In determining the amounts, the Committee reviewed their salaries using the criteria described above in an effort to position them closer to the 50th percentile of the Named Executive Officers of our Peer Companies. Accordingly, the 2013 base salaries of Messrs. Rickel, Burman, DeLongchamps and O’Hara were increased to $550,000, $415,000, $430,000 and $300,200 respectively. No adjustment was made to the base salary of Mr. Hesterberg.

Discretionary Bonus Awards

Discretionary Bonuses. In recognition of the contributions of certain of our executive officers, the Committee approved special bonuses for 2012 of $50,000 for Messrs. Rickel and Burman which were paid in early 2013. The size of each of these bonuses was not determined by a financial performance metric, but related to superior performance on a complex, international business transaction, and was based on the judgment of the Committee.

Annual Incentive Compensation Plan

Design. Our 2012 Incentive Compensation Plan is designed to align executive officer pay with overall Company financial performance, as well as performance against important short-term initiatives. The plan rewards our Named Executive Officers based on the achievement of Company and individual or departmental performance objectives. Under the plan, the Committee establishes threshold, target and maximum award payout opportunities for each Named Executive Officer as a percentage of annual base salary at certain levels of performance. The target performance level is set such that, if attained, the total cash compensation amount would approximate the median total cash compensation of our Peer Companies. For the Named Executive Officers, the fiscal 2012 threshold, target and maximum annual incentives were as follows:

	2012 Incentive Payout as a % of Base Salary
Named Executive Officer	Threshold Performance	Target Performance	Maximum Performance
Earl J. Hesterberg	67%	83%	125%
John C. Rickel	67%	83%	115%
Darryl M. Burman	40%	50%	75%
Peter C. DeLongchamps	40%	50%	75%
J. Brooks O’Hara	40%	50%	75%

To arrive at the 2012 payout number, 60% of the 2012 annual cash incentive award was contingent upon our attainment of certain pre-established EPS targets of our Company and 40% was subject to the timely achievement of individual/departmental (mission-based) goals (or, in the case of Mr. Rickel, our Senior Vice President, 57% and 43%, respectively). Meaningful, performance related goals are established so that attaining or exceeding the performance targets is not assured, requires significant effort by each of our Named Executive Officers, and if accomplished, contributes to the ongoing overall improvement and success of our Company.

The following is a description of the 2012 performance targets under the plan:

•

Financial Goal. Our 2012 financial goal was based on the achievement of certain EPS growth targets. EPS is generally defined as our net income divided by the weighted average number of shares of common stock outstanding during that period. This metric incentivizes our executive officers to maximize stockholder returns. We believe that establishing an EPS target is the best objective measurement as the officer is rewarded only if our stockholders are rewarded and no payments are made unless the threshold level of EPS is achieved. The Committee may, in its sole discretion, adjust the metric for extraordinary or unusual items, such as stock repurchases or certain asset impairments, which materially affect EPS. Although these extraordinary items would be included in our operating results, they would not typically have been considered at the time the targets were set. In 2012, our EPS objectives were:

	EPS Target
2012 New Vehicle Sales – U.S.	Threshold	Target	Maximum
Less than 13.5 million	$3.86	$3.95	$4.04
Greater than 13.5 million but less than 14.0 million	$3.95	$4.04	$4.13
Greater than or equal to 14.0 million	$4.04	$4.13	$4.22
% of EPS Portion Vesting	22.2% - 25.7%	44.4% - 51.3%	100%

•

Mission-based Goals. Mission-based goals typically include four to six specific goals that are normally related to the individual’s functional area and are established at the beginning of each fiscal year jointly by the executive officer and our Chief Executive Officer and reviewed by the Committee, or in the case of the Chief Executive Officer, by the Chief Executive Officer, the Committee and the Board. These goals are integral toward achieving key business objectives, such as those listed on page 29 which help improve our financial performance, promote corporate efficiencies and contribute to the growth of our Company. In 2012, the following mission-based goals were assigned to each of our Named Executive Officers:

Named Executive Officer	Individual/Departmental Performance Targets
Earl J. Hesterberg

•      Drive additional significant external growth in the U.S. market in accordance with return on investment requirements while further diversifying brand mix.

•      Further develop a plan for growth in the UK market, ancillary businesses, and potential entry into other developing markets.

•      Refine and implement the infrastructure and capability to improve customer handling and operating efficiency.

•      Achieve SG&A reduction target.

John C. Rickel

•      Assist in developing domestic and international growth proposals.

•      Contain 2012 “capital expenditure” spending within targeted levels.

•      Develop and implement accounting standardization plan.

•      Achieve SG&A reduction target.

Darryl M. Burman

•      Review and analyze legal expenses with the goal to reduce outside legal spend by a targeted amount during 2012.

•      Establish internal procedures to more efficiently handle large volume of legal documents and informational requests. .

•      Develop a strategy and legal support framework to accommodate domestic and international expansion.

•      Negotiate favorable and more cost-effective contractual relationships with major procurement vendors in calendar year 2012.

•      Achieve SG&A reduction target.

Peter C. DeLongchamps

•      Maintain positive relationships with key manufacturers and business partners.

•      Balance capital expenditure projects within budget.

•      Achieve vehicle service contracts penetration targets.

•      Achieve growth target for F&I net income per retail unit sold.

•      Achieve SG&A reduction target.

J. Brooks O’Hara

•      Implement recruiting initiatives to fill key revenue producing positions.

•      Develop and implement a program that allows all field personnel to receive regular job performance feedback.

•      Development of management succession process.

•      Avoid or resolve major employee relations/morale issues within dealerships.

•      Achieve SG&A reduction target.

When calculating the annual cash incentive awards, our achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold, target, and maximum goals. That percentage is multiplied by the weight assigned to that performance measure for an executive and the resulting percentage is multiplied by the executive’s target award opportunity. The amount of each executive’s annual cash incentive award is the sum of these calculations for each performance measure, unless otherwise adjusted by the Committee.

Results. For 2012, we exceeded the maximum target of our Financial Goal (EPS) of $4.22 per share, based on 14.45 million new vehicle units sold (as reported by J.D. Power and Associates) in the U.S. for the full year. Consequently, the “Financial” portion of the annual incentive compensation was paid out at the maximum level.

In connection with its review of the performance of our Chief Executive Officer, the Committee determined that he had achieved all of his 2012 performance goals. With respect to the other Named Executive Officers, the Committee had extensive discussions with our Chief Executive Officer regarding his evaluation of the performance of those officers. Based on those discussions, the Committee determined that the other Named Executive Officers met or surpassed their individual and departmental goals. In making these determinations, the Committee specifically considered each executive’s leadership in achieving each of the goals described above. Based on the Committee’s evaluation of the performance of each of our Named Executive Officers, it determined the degree to which each officer had achieved his goals and the following amounts of incentive compensation were paid:

Annual Incentive Compensation Plan

Named Executive Officer	% of 2012 Mission Based Award Earned	% of 2012 Financial Based Award Earned	2012 Incentive Payout as a % of Base Salary	$ Amount Paid
Earl J. Hesterberg	100	100	125	1,250,000
John C. Rickel	100	100	115	603,750
Darryl M. Burman	100	100	75	300,000
Peter C. DeLongchamps	100	100	75	312,750
J. Brooks O’Hara	100	100	75	217,650

Incentive Compensation Plan Payout History. For four of the past five years, full incentive compensation targets, including our financial based targets, have been achieved. These payouts are commensurate with our Company’s business results and the performance exhibited by the Named Executive Officers in exceeding our financial targets and achieving the assigned mission based goals since 2009. In establishing these targets every year, the Committee ensures there is a significant year-over-year financial benefit to the shareholders (in higher EPS) and that each mission based objective is challenging and contributes to improving our Company’s performance. Since 2009, diluted EPS has increased at a compounded annual growth rate of 26.3%.

Incentive Compensation Plan History

	Incentive Component Awarded		Year-over- Year Change in Adjusted
Performance Year	Mission Based	Financial Based	EPS
2012	100%	100%	25.1%
2011	100%	100%	39.8%
2010	100%	100%	50.6%
2009	100%	100%	-3.4%
2008	50%	0%	-45.9%

Compensation Changes for Fiscal 2013. The Committee has approved the mission-based goals for our Named Executive Officers for 2013. Our 2013 mission-based goals are focused on reducing and controlling expenses throughout our Company, and increasing sales efficiency and customer satisfaction while continuing to position our Company for future growth. The 2013 annual cash incentive award will be contingent upon our attainment of certain financial (EPS) targets demonstrating significant year over year growth, and will be subject to the achievement of the mission-based goals assigned to each individual. The following table provides a summary of the weight assigned to each incentive component for each of our Named Executive Officers for 2013:

	Potential Incentive Payout as a % of Base	Allocation of Incentive Component
Named Executive Officer	Salary	Mission Based	Financial Based
Earl J. Hesterberg	125%	40%	60%
John C. Rickel	115%	43%	57%
Darryl M. Burman	75%	40%	60%
Peter C. DeLongchamps	75%	40%	60%
J. Brooks O’Hara	75%	40%	60%

Long-Term Equity Incentive Compensation

Design. To align the compensation of our corporate officers with the attainment of our business goals and an increase in stockholder value, we award long-term equity incentive grants to our executive officers as part of our total compensation package. These awards have been made pursuant to the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan.

We believe that restricted stock or restricted stock units, subject to time-based vesting requirements, appropriately aligns management’s interests with those of our Company and our stockholders, while helping to motivate and retain key members of our management team.

When determining the size of the awards, we typically consider amounts that would provide our executive officers with long-term incentive award opportunities that, when combined with base salary and annual cash incentive opportunities, result in total direct compensation within the 50th to 75th percentile of peer practices. We then take into account individual performance, the position and value of the Named Executive Officer to our Company, experience and length of service to us, our desire to incentivize the officer to remain with our Company, and the amount of equity previously awarded to the officer.

Vesting of these awards is intended to facilitate retention, and the shares vest over a five-year period. Consequently, the restrictions relating to the awards lapse 40% after two years and 20% in each year thereafter. Since 2008, our vesting provisions have been based on the passage of time. Under the terms of the 2007 Long Term Incentive Plan, in the event of death or disability of any employee with unvested awards, all granted but unvested awards will automatically vest.

In 2012, the Committee recognized that as long-term key employees approached retirement age and continued to receive restricted stock awards with five year restrictions, they would not realize the full intended value of the awards as retirement would result in forfeiture of unvested shares. In an effort to continue to retain valuable, long-term employees, award them for their performance, and protect our Company by imposing certain post-employment obligations, the Committee approved an award agreement with retirement provisions for all eligible participants in the 2007 Long Term Incentive Plan (a “qualified retirement”). The provisions for a “qualified retirement” require a minimum of 10 years of service with our Company and the employee must attain the age of 63. Any employee who is eligible for a “qualified retirement” will not forfeit any unvested shares of restricted stock or restricted stock units upon retirement; instead, following termination of employment, upon satisfaction of a two year non-compete and certain non-disclosure covenants, all unvested shares of restricted stock or restricted stock units as of employee’s retirement date will vest.

Results. In February 2012, the Committee reviewed the tally sheets and the competitive analysis prepared by PM&P to determine how each Named Executive Officer’s base and total compensation compared to their peers. During this meeting, the Committee reviewed the tally sheets and competitive analysis in order to assess all elements of each executive’s pay relative to total compensation, and considered each executive’s current equity position for purposes of reward and retention. They also considered other factors, such as size of previous awards, contribution to corporate results, leadership and Company performance during the year when making the decision as to the size of the equity award for each Named Executive Officer. On March 2, 2012, the Committee granted each of Messrs. Hesterberg, Rickel, Burman, DeLongchamps and O’Hara an equity award of 45,000, 15,000, 10,000, 10,000 and 9,000 shares, respectively. The restrictions relating to the awards for our Named Executive Officers lapse 40% after two years and 20% in each year thereafter. For more information on the 2012 equity awards, please see the section entitled “Executive Compensation—Grants of Plan Based Awards”.

Compensation Changes for Fiscal 2013. The Committee has made no material changes to our long-term incentive compensation strategy for fiscal 2013.

401(k) Plan

We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”) to assist all employees in providing for their retirement. Matching contributions may be in the form of cash or shares of our common stock or a combination of both, as determined by the Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each Named Executive Officer’s 401(k) Savings Plan account are disclosed within the Summary Compensation Table below.

Employee Stock Purchase Plan

Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our Named Executive Officers, are offered the opportunity to purchase up to $25,000 annually of our common stock at a 15% discount to market, provided that the maximum number of shares that may be purchased by an employee shall not exceed 3,000 shares of common stock per quarter. This is an additional equity incentive we offer to all of our employees to further promote their interest in enhancing stockholder value. These shares may not be sold by the employee for a minimum of six months following purchase.

Deferred Compensation Plan

The Group 1 Automotive, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers, other key employees and non-employee directors. It allows participants the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants can choose from various defined investment options in which the deferred compensation is notionally invested. Pursuant to the Deferred Compensation Plan, certain corporate officers, including our Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled “Executive Compensation—Nonqualified Deferred Compensation.”

Other Benefits

Health and Welfare Benefits. Our Named Executive Officers are eligible to participate in our standard medical, dental, vision, disability insurance and life insurance plans to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our full-time employees.

Vehicle Allowance. Our Chief Executive Officer, under his employment agreement, is provided with two vehicles for his use. Our senior vice president receives a vehicle allowance of $15,000 per year and the use of one vehicle. Vice presidents are provided with a vehicle allowance of $11,300 per year, a vehicle, or in certain limited cases, both. While our Committee reviews the vehicle allowances periodically, we have not modified these amounts since 2005.

Other Perquisites and Personal Benefits. We provide certain Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided in order to enable us to attract and retain these executives. For example, we pay for club membership privileges that are used primarily for business but also for occasional personal purposes by our Chief Executive Officer, Mr. Hesterberg. In addition, we own a fractional interest in an aircraft which is primarily used for business purposes. However, we make a portion of our time available to Mr. Hesterberg for personal use during the year. In 2012, Mr. Hesterberg was allowed a maximum of 40 flight hours for personal use; however, his actual personal usage was 37.5 hours. Mr. Hesterberg reimburses us for his personal use based on the published standard industry fare level valuation method. We provide this benefit to Mr. Hesterberg because it optimizes the use of his time and is consistent with similar benefits provided by our Peer Companies.

Employment Agreements, Severance Benefits and Change in Control Provisions

We maintain employment and other compensatory agreements with certain Named Executive Officers to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control payments, are essential to retaining our talent and protecting our stockholders. We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements. These agreements and our severance terminology are described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.” These agreements provide for severance compensation to be paid if the officer’s employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for “cause,” death or disability, each as defined in the applicable executive’s agreement.

The employment and other compensatory agreements between our Company and our Named Executive Officers and the related severance provisions are designed to meet the following objectives:

Corporate Change. In certain limited scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we provide severance compensation to certain Named Executive Officers if the officer’s employment is terminated following a corporate change transaction. Our intent is to promote the ability of the officer to act in the best interests of our stockholders even though his or her employment could be terminated as a result of the transaction. However, as previously discussed, we do not provide any excise tax gross-ups to any of our Named Executive Officers.

Termination without Cause. If we terminate the employment of certain corporate officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Potential Payments Upon Termination or Change in Control” below. We believe these payments are appropriate because the terminated officer is bound by confidentiality, non-solicitation and non-compete provisions ranging from one to two years after termination. Both parties have mutually agreed to a severance package that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of our Company and its stockholders.

Hedging Prohibitions

Our Named Executive Officers are prohibited from engaging in “short sales” of our stock or otherwise hedging the risk of ownership of our stock.

Policy on Payment or Recoupment of Performance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatements (“Clawbacks”)

The Committee has adopted a policy on payment or recoupment of performance-based cash bonuses and performance-based stock bonuses in the event of certain restatements, excluding those required by a change in generally accepted accounting principles, which provides that we will require the payment or reimbursement (to the extent permitted by governing law) of all or a portion of any performance-based cash or performance-based stock bonus after January 1, 2009 where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement and (b) a higher or lower payment would have been made to the employee based upon the restated financial results. In each of these instances, we will, to the extent practicable: (a) either make payment to or seek to recover the cash amount by which the individual employee’s annual performance-based bonus was calculated based on the restated financial results; provided that we will not pay or seek to recover bonuses paid more than three years prior to the date the applicable restatement is disclosed; (b) cause the award or cancellation of any performance-based stock awards; and (c) seek reimbursement of any unearned gains realized on the vesting of performance-based stock attributable to such awards.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our Named Executive Officers. The Guidelines require these individuals to maintain a minimum number of shares of our common stock while they are employed by us. The Guidelines reinforce the importance of aligning the longer-term interests of our executive officers with the interests of our stockholders and are expressed in terms of the dollar value of their equity holdings as a multiple of each Named Executive Officer’s base salary, as follows:

Named Executive Officer	Stock Ownership Guidelines
Earl J. Hesterberg	4 x annual base salary
John C. Rickel	2 x annual base salary
Darryl M. Burman	1 x annual base salary
Peter C. DeLongchamps	1 x annual base salary
J. Brooks O’Hara	1 x annual base salary

The dollar value of stock ownership is based on base salary times a multiple divided by the previous 36-month average stock price as calculated on December 31st of each year. Stock ownership levels should be achieved by each officer within five years of the adoption of these guidelines, or within five years of the individual’s appointment as an officer. Each of our Named Executive Officers is in compliance with these guidelines. Unvested restricted stock awards are counted towards each Named Executive Officer’s ownership requirement.

Tax Deductions for Compensation

In conducting our executive compensation programs, the Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of their three other most highly compensated corporate officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by our stockholders. The Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

REPORT OF THE COMPENSATION COMMITTEE

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Committee:

•	reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management; and

•

based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2012.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Max P. Watson, Jr. (Chairman)

John L. Adams

Louis E. Lataif

Beryl Raff

J. Terry Strange

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our five current executive officers, including our Chief Executive Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)	($)	($)
Earl J. Hesterberg	2012	1,000,000	—	2,467,350	1,250,000	108,611	242,084	5,068,045
President and Chief Executive Officer	2011	1,000,000	—	2,015,750	1,000,000	78,285	243,145	4,337,180
	2010	950,000	—	3,311,400	1,000,000	—	169,345	5,430,745
John C. Rickel	2012	525,000	50,000	822,450	603,750	165,333	25,262	2,191,795
Senior Vice President and Chief Financial	2011	500,000	20,000	564,410	500,000	78,389	24,983	1,687,782
Officer	2010	427,500	35,000	450,480	450,000	164,534	21,469	1,548,983
Darryl M. Burman	2012	400,000	50,000	548,300	300,000	7,964	29,307	1,335,571
Vice President and General Counsel	2011	380,000	10,000	362,835	228,000	1,342	27,086	1,009,263
	2010	339,625	35,000	187,700	214,500	849	21,059	798,733
Peter C. DeLongchamps	2012	417,000	—	548,300	312,750	34,869	25,097	1,338,016
Vice President, Financial Services, Manufacturer Relations and Public Affairs	2011	402,000	20,000	362,835	241,200	25,366	24,108	1,075,509
J. Brooks O’Hara	2012	290,206	—	493,470	217,650	26,479	18,800	1,046,599
Vice President, Human Resources	2011	280,200	5,000	362,835	168,120	19,196	18,650	854,001
	2010	251,940	35,000	187,700	159,120	—	14,244	648,004

(1)

Mr. Hesterberg’s salary has not increased since 2005. In connection with the economic recession, our Named Executive Officers collectively agreed to accept a 10% reduction in salary in February 2009. The salary reduction was not eliminated until July 1, 2010, when our Named Executive Officers’ salaries were fully restored.

(2)

The amounts in the “Stock Awards” column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers. These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with restricted stock awards granted under the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan. Assumptions made in the calculation of these amounts in fiscal years 2010, 2011 and 2012 are included in Note 5 to the audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012, respectively. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: As of December 31, 2012, our Named Executive Officers had not realized any value from their 2012 awards because vesting will not begin until 2014, when forfeiture restrictions will lapse as to 40% of the awards. Forfeiture restrictions will lapse as to the remaining 60% of the 2012 awards in 20% increments in 2015, 2016 and 2017. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards as of December 31, 2012” table.

(3)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.32%.
(4)	The following table contains a breakdown of the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above:

Name	Year	401(k) Savings Plan Matching Contribution	Automobile Allowance	Use of Demonstrator Vehicle(a)	Airplane Use(b)	Club Membership and Dues	Total
		($)	($)	($)	($)	($)	($)
Earl J. Hesterberg	2012	7,500	—	25,593	199,313	9,678	242,084
	2011	7,350	—	22,962	203,155	9,678	243,145
	2010	—	—	36,263	123,404	9,678	169,345
John C. Rickel	2012	7,421	15,000	2,841	—	—	25,262
	2011	7,350	15,000	2,633	—	—	24,983
	2010	2,029	15,000	4,440	—	—	21,469
Darryl M. Burman	2012	7,441	11,300	10,566	—	—	29,307
	2011	7,350	11,300	8,436	—	—	27,086
	2010	514	11,300	9,245	—	—	21,059
Peter C. DeLongchamps	2012	7,500	11,300	6,297	—	—	25,097
	2011	3,554	11,300	9,254	—	—	24,108
J. Brooks O’Hara	2012	7,500	11,300	—	—	—	18,800
	2011	7,350	11,300	—	—	—	18,650
	2010	2,944	11,300	—	—	—	14,244

(a)

Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we keep track of through travel logs.

(b)

Represents the difference between the amount paid by the executive for the use of our leased airplane under the SIFL method and the lease cost for us of such use. The SIFL method calculates the executive’s use by multiplying the SIFL cents-per-mile rates applicable for the period during which the flight was taken by the appropriate aircraft multiple (a factor that is determined by using the weight of the aircraft being used, and is also dependent upon whether Mr. Hesterberg is considered a “control employee,” or an officer of our Company, which he is) and then adding the applicable terminal charge. The SIFL cents-per-mile rates in the formula and the terminal charge are calculated by the Department of Transportation and are revised semi-annually.

Grants of Plan-Based Awards in 2012

The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards that have been transferred, during 2012:

	Grant	Approval	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Named Executive Officer	Date	Date	Threshold	Target	Maximum	Units	Awards
			($)	($)	($)	(#)	($)
Earl J. Hesterberg	—		666,667	833,333	1,250,000	—	—
	03/02/2012	02/27/2012	—	—	—	45,000	2,467,350
John C. Rickel	—		350,000	437,500	603,750	—	—
	03/02/2012	02/27/2012	—	—	—	15,000	822,450
Darryl M. Burman	—		160,000	200,000	300,000	—	—
	03/02/2012	02/27/2012	—	—	—	10,000	548,300
Peter C. DeLongchamps	—		168,800	208,500	312,750	—	—
	03/02/2012	02/27/2012	—	—	—	10,000	548,300
J. Brooks O’Hara	—		116,080	145,100	217,650	—	—
	03/02/2012	02/27/2012	—	—	—	9,000	493,470

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors we believe are necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2012.

Employment, Incentive Compensation and Non-Compete Agreements

Earl J. Hesterberg. Effective September 8, 2010, we entered into an employment agreement with Mr. Hesterberg. Mr. Hesterberg’s annual base salary under the employment agreement is $1,000,000. Subject to the terms and conditions of the agreement, we have agreed to employ Mr. Hesterberg through December 31, 2015. At that time, the employment agreement will automatically convert to a month-to-month relationship terminable at any time by either employer or employee for any reason upon 180 days advance written notice. During 2012, Mr. Hesterberg voluntarily agreed to amend his employment agreement to remove his right to receive an excise tax gross-up in conjunction with an involuntary termination event.

Mr. Hesterberg is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg has the use of two demonstrator vehicles of his choice.

All incentive compensation awards will be determined by the Committee in its sole discretion in accordance with the terms of our annual incentive compensation program, and all payments pursuant to this program shall be made on or before March 15th of the year following the year of service to which the incentive compensation relates.

John C. Rickel. Effective January 1, 2009, we entered into an employment agreement with Mr. Rickel. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Rickel through December 31, 2010. Mr. Rickel’s employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of Mr. Rickel’s employment agreement related to termination and change in control are discussed in “Potential Payments on Termination or Change in Control” beginning on page 41 of this proxy statement.

Mr. Rickel is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Rickel has the use of one demonstrator vehicle of his choice and a vehicle allowance totaling $1,250 per month.

All incentive compensation awards will be determined by the Committee in its sole discretion in accordance with the terms of our annual incentive compensation program, and all payments pursuant to this program will be made on or before March 15th of the year following the year of service to which the incentive compensation relates.

Darryl M. Burman. Effective December 1, 2009, we entered into an employment agreement with Mr. Burman. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Burman through November 30, 2011. Mr. Burman’s employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of Mr. Burman’s employment agreement related to termination and change in control are discussed in “Potential Payments on Termination or Change in Control” beginning on page 41 of this proxy statement.

Mr. Burman is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Burman has the use of one demonstrator vehicle of his choice and a vehicle allowance totaling $941.66 per month.

All incentive compensation awards will be determined by the Committee in its sole discretion in accordance with the terms of our annual incentive compensation program, and all payments pursuant to this program shall be made on or before March 15th of the year following the year of service to which the incentive compensation relates.

We have not entered into an employment, incentive compensation or non-compete agreement with Mr. DeLongchamps or Mr. O’Hara.

Outstanding Equity Awards at December 31, 2012

The following table provides information concerning restricted stock awards for our Named Executive Officers. None of our Named Executive Officers hold any unvested stock options.

	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Named Executive Officer		(#)	($)
Earl J. Hesterberg	11/04/2008	40,000	2,479,600
	11/11/2009	16,000	991,840
	09/08/2010	72,000	4,463,280
	03/08/2011	50,000	3,099,500
	03/02/2012	45,000	2,789,550
John C. Rickel	11/04/2008	12,000	743,880
	03/12/2009	8,000	495,920
	11/11/2009	10,000	619,900
	11/10/2010	7,200	446,328
	03/08/2011	14,000	867,860
	03/02/2012	15,000	929,850

	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Named Executive Officer		(#)	($)
Darryl M. Burman	11/04/2008	7,000	433,930
	11/11/2009	6,000	371,940
	11/10/2010	3,000	185,970
	03/08/2011	9,000	557,910
	03/02/2012	10,000	619,900
Peter C. DeLongchamps	11/04/2008	5,000	309,950
	11/11/2009	4,800	297,552
	11/10/2010	3,000	185,970
	03/08/2011	9,000	557,910
	03/02/2012	10,000	619,900
J. Brooks O’Hara	11/04/2008	5,000	309,950
	11/11/2009	4,800	297,552
	11/10/2010	3,000	185,970
	03/08/2011	9,000	557,910
	03/02/2012	9,000	557,910

(1)	Forfeiture restrictions on our restricted stock awards lapse over a five-year period: 40% of the award in year 2, and 20% in years 3, 4 and 5.
(2)	Value at close of market on December 31, 2012.

2012 Restricted Stock Vested

The following table provides information relating to the vesting of restricted stock during 2012 on an aggregated basis for each of our Named Executive Officers. No stock options were exercised in 2012.

	Stock Awards
	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Named Executive Officer	(#)	($)
Earl J. Hesterberg	117,000	7,155,430
John C. Rickel	31,300	1,897,897
Darryl M. Burman	15,000	936,310
Peter C. DeLongchamps	11,400	709,076
J. Brooks O’Hara	11,400	709,076

(1)	Represents the gross number of shares acquired upon vesting of restricted stock, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)

Represents the value of the vested restricted stock, calculated by multiplying (a) the number of vested shares of restricted stock by (b) the average of the high and low sales prices of our common stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth our Named Executive Officers’ information regarding the Deferred Compensation Plan, including, with respect to each officer, (1) the aggregate contributions made by the officer, (2) the aggregate interest or other earnings accrued, (3) the employer contribution and (4) the total balance of the officer’s account.

	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY	Employer Match Contributions in Last FYE(2)	Aggregate Balance at Last FYE(3)
Named Executive Officer	($)	($)	($)	($)
Earl J. Hesterberg	125,000	184,312	1,121	2,422,852
John C. Rickel	215,938	247,150	1,124	2,774,797
Darryl M. Burman	87,500	11,565	1,234	144,604
Peter C. DeLongchamps	62,550	59,307	—	778,310
J. Brooks O’Hara	43,530	44,729	1,315	590,036

(1)	Reported as compensation to the Named Executive Officer in the Summary Compensation Table; includes non-equity incentive plan compensation earned during 2012, but paid in 2013.
(2)	Represents our Company 401(k) match that was forfeited to comply with non-discrimination testing results.
(3)

The following portions of the aggregate balance amounts for each of the following Named Executive Officers were reported as compensation to the officer in the Summary Compensation Table in 2011 and 2010: Mr. Hesterberg – $0 for 2010 and $100,000 for 2011; Mr. Rickel – $465,750 for 2010 and $462,000 for 2011; Mr. Burman – $21,450 for 2010 and $59,500 for 2011; Mr. DeLongchamps – $25,120 for 2011; and Mr. O’Hara – $31,824 for 2010 and $34,624 for 2011. Does not include non-equity incentive plan compensation earned in 2012, but paid in 2013.

Pursuant to the Deferred Compensation Plan, certain corporate officers, including Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned. At the plan administrative committee’s discretion, deferral elections with respect to certain performance-based compensation may be made not later than six months prior to the end of the performance period in which such compensation is earned. In addition, for each calendar year, we contribute an amount on behalf of each executive equal to the amount of the employer match the executive forfeited under the 401(k) Savings Plan in order for the 401(k) Savings Plan to comply with the nondiscrimination requirements of the Internal Revenue Code. Currently, 100% of each Named Executive Officer’s account is vested. We may also make discretionary credits to an officer’s account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2012 year. If no vesting schedule is established, the officer will be vested in a percentage of the discretionary employer deferral equal to the officer’s vested interest in his “employer contribution account” under the 401(k) Savings Plan. If we undergo a corporate change, the officer will become fully vested in his account under the Deferred Compensation Plan.

Benefits under the Deferred Compensation Plan will be paid no earlier than upon the executive’s termination of service, or, upon a certain date elected by the officer. Benefits will be paid, at the participant’s election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon an executive’s termination of service may be delayed for six months to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Except in the event of unforeseeable financial emergencies, in-service withdrawals are generally not permitted in the Deferred Compensation Plan, although the necessary portion of a participant’s vested account balance may be distributed in order to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a participant to access vested funds in his accounts upon the occurrence of: (1) a severe financial hardship of the participant that results from an illness or accident of the participant, or the participant’s beneficiary, spouse or dependent; (2) loss of the participant’s or the beneficiary’s property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Internal Revenue Code arising as a result of events beyond the participant’s control.

Deferred amounts will be deemed to be notionally invested in such fund as the participants shall designate. Most of the funds are also available in the Group 1 401(k) Savings Plan except for the Group 1 Guaranteed Crediting Rate investment option which is the default investment option. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, which was set by the Committee at 8% for 2012.

Potential Payments upon Termination or Change in Control

Certain of our equity-based compensation award agreements or employment agreements provide for vesting upon a corporate change irrespective of whether the officer is terminated. We also provide the executives with certain severance payments in the event of a termination in connection with a corporate change because we feel that such provisions create important retention tools for us. Providing for accelerated vesting of equity awards upon a corporate change enables employees to realize value from these awards in the event that we undergo a corporate change transaction, while post-termination payments allow employees to walk away with value in the event of certain terminations of employment that were beyond their control. In addition, we believe that it is important to provide the Named Executive Officers with a sense of stability, both in the middle of transactions that may create uncertainty regarding their future employment and post-termination as they seek future employment. We believe that such protections maximize shareholder value by encouraging the Named Executive Officers to review objectively any proposed transaction in determining whether such proposed transaction is in the best interest of our shareholders, whether or not the executive will continue to be employed. Executive officers at other companies in our industry and the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change of that company and post-termination payments, and we have consistently provided this benefit to the Named Executive Officers in order to remain competitive in attracting and retaining skilled professionals in our industry.

Prior to the recent amendment to our Chief Executive Officer’s employment agreement, Mr. Hesterberg was entitled to an amount payable to him to offset any excise tax gross-up imposed under the Internal Revenue Code on payments received under the Corporate Change provisions of his employment agreement for shares awarded to him prior to September 8, 2010. The amount of such reimbursement as of December 31, 2012 was $0, and therefore was not included in the table below. Mr. Hesterberg’s employment agreement was amended effective February 27, 2012 to eliminate this excise tax gross-up. None of our other Named Executive Officers is entitled to an excise tax gross-up payment.

The discussion below discloses the amount of compensation and/or other benefits due to each of our Named Executive Officers in the event of a termination of the officer’s employment upon Death, Disability, with and without Cause, for certain Constructive Termination Events, and following a Corporate Change. Each of the Named Executive Officers’ employment agreements provide that all compensation and benefits will cease as of the date of the individual’s termination by us for Cause, or by the executive’s Voluntary Termination (such terms are defined below). Thus, we have not disclosed any estimated amounts under either of these circumstances below. The executives would only receive any base salary earned but yet unpaid if they are terminated for Cause or due to a Voluntary Termination.

The employment agreements of Messrs. Hesterberg, Rickel and Burman generally contain the following terms, except where noted otherwise below:

•

“Cause” shall mean any of the following: (1) conviction or plea of nolo contendere to a felony or a crime involving moral turpitude; (2) breach of any material provision of either an agreement with us or our Code of Conduct; (3) the use, for his own benefit, of any confidential or proprietary information of ours, or willfully divulging for his benefit such information; (4) fraud or misappropriation or theft of any of our funds or property; (5) willful refusal to perform his duties or (6) gross negligence; provided, however, that we, before terminating the executive under (2) or (5), must first give written notice to him of the nature of the alleged breach or refusal and must provide him with a minimum of fifteen days to correct the problem. Before terminating him for purported gross negligence we must give written notice that explains the alleged gross negligence in detail and must provide him with a minimum of 20 days to correct the problem, unless correction is inherently impossible.

•

“Corporate Change” shall mean the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by us, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our stockholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; or (3) our stockholders approve our complete liquidation or dissolution.

•

“Constructive Termination Event” shall occur upon: (1) the failure by us to pay the executive’s compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or acknowledgement; (4) a material diminution in the executive’s position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of fifteen days to correct the problem, unless correction is inherently impossible.

•

“Disability” for Messrs. Hesterberg, Rickel and Burman shall mean the executive’s becoming incapacitated by accident, sickness or other circumstance that in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive’s position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.

•

For Messrs. Hesterberg, Rickel and Burman, an “Involuntary Termination” shall mean a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an “Involuntary Termination” for Messrs. Rickel and Burman also includes the nonrenewal of their employment agreements by the Board.

•	“Voluntary Termination” shall mean a termination by the executive other than for a Constructive Termination Event.

The individual agreements of Messrs. Hesterberg, Rickel and Burman contain the following provisions that could impact the amount of compensation that the executives receive at or following their separation from service from us:

•

The employment agreements contain a covenant that the executives will not sue or lodge any claim against us based upon an Involuntary Termination for any payments in addition to those described below. In the event that the executive breaches this covenant, we will be entitled to recover from that executive all sums we or any of our subsidiaries or affiliates have expended in relation to such action. We will also be entitled to offset any amounts expended in relation to defending such claim against any amounts owed to the executive prior to a final determination of the arbitration provisions provided for in the employment agreement.

•

The executives have agreed not to disclose, during or at any time after their employment with us, any of our confidential information or trade secrets. The executives will return all proprietary materials, and all copies thereof, to us upon a termination of employment for any reason, and all copyrighted works that the executive may have created during his employment relating to us or our business in any manner shall remain our property.

Earl J. Hesterberg

Following his resignation and expiration of the employment agreement, provided that Mr. Hesterberg satisfies all post-employment requirements, any awards granted to Mr. Hesterberg during his employment with our Company will vest. The employment agreement provides for a payment of 30 months’ base salary payable in a single lump sum on the first day of the seventh month following Mr. Hesterberg’s separation under the Corporate Change provision. The agreement also eliminates a change in board composition as a Corporate Change event, and excise tax payments related to new equity granted after the new agreement associated with involuntary terminations. The other terms of the new employment agreement remain substantially similar to those of the expired employment agreement.

Along with his employment agreement, Mr. Hesterberg has also entered into a non-compete with us, which provides that for a period of two years following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees. If Mr. Hesterberg violates this provision, he will also forfeit his rights to any restricted stock and stock options granted pursuant to his employment agreement, and we will have the right to refrain from making any further payments under that agreement, as well as to receive back from Mr. Hesterberg the full value of any payments which were previously made to him in the previous twelve months as well as the value of any restricted stock or stock options that may have vested during the past twelve months from the date of Mr. Hesterberg’s termination.

The following table shows the potential payments upon termination or Corporate Change for Mr. Hesterberg, our President and Chief Executive Officer:

	Involuntary Termination		Constructive Termination		Corporate Change		Death and Disability
	($)		($)		($)		($)
Salary and Bonus	3,250,000	(1)	3,250,000	(2)	3,750,000	(3)	1,250,000	(4)
Equity Compensation	13,823,770	(5)	13,823,770	(5)	13,823,770	(5)	13,823,770	(5)
Use of Vehicle	8,405	(6)	8,405	(6)	—		16,811	(6)
Continued Medical	36,073	(7)	36,073	(7)	—		36,073	(7)

Total	17,118,248		17,118,248		17,573,770		15,126,654

(1)

Under his employment agreement, if Mr. Hesterberg is terminated due to an Involuntary Termination, he will be entitled to receive a payment in an amount equal to: (a) his base salary, which, as of December 31, 2012, was $1,000,000, divided by 12, and multiplied by the lesser of 24 months or the remaining months in the term of the employment agreement, paid in a single lump sum payment on the first day of the seventh month following the termination of employment; and (b) a pro rata bonus (based on his termination date, which as of December 31, 2012 would have been $1,250,000), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Hesterberg’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(2)

Under his employment agreement, if Mr. Hesterberg terminates his employment following a Constructive Termination Event, he will be entitled to a lump sum payment on the first day of the seventh month following his termination in the amount of his base salary, which, as of December 31, 2012, was $1,000,000, divided by 12, and multiplied by the lesser of 24 months or the remainder of the months in the term of the employment agreement. Mr. Hesterberg will be entitled to a pro rata bonus (based on his termination date, which as of December 31, 2012 would have been $1,250,000), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Hesterberg’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(3)

Under his employment agreement, if Mr. Hesterberg terminates his employment following an involuntary reduction of his salary or incentive compensation targets within six months after a corporate change, he will be entitled to a lump sum payment on the first day of the seventh month following his termination in the amount of his base salary, which, as of December 31, 2012, was $1,000,000, divided by 12, and multiplied by 30 months. Mr. Hesterberg will be entitled to a pro rata bonus (based on his termination date, which as of December 31, 2012, would have been $1,250,000), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Hesterberg’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(4)

Under his employment agreement, upon his termination of employment as a result of death or disability, Mr. Hesterberg will be entitled to his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Hesterberg’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(5)

Under his employment agreement, if Mr. Hesterberg’s employment is terminated as described in note (1), note (2), note (3) or note (5), to this table, all restricted stock and stock options granted to Mr. Hesterberg will become 100% vested, and will be exercisable as if he had continued to be employed by us for the full term of his employment agreement. As of December 31, 2012, Mr. Hesterberg had a total of 223,000 unvested shares of restricted stock. The amount in the table was calculated by multiplying $61.99 by the 223,000 shares of restricted stock Mr. Hesterberg held on December 31, 2012 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $13,823,770.

(6)

Mr. Hesterberg will be entitled to the use of the demonstrator vehicle for a period of six months, although in the event of his death, the use of the vehicle would go to his surviving spouse, if any, for a period of twelve months rather than six.

(7)

Mr. Hesterberg and his spouse will receive continued medical coverage until (a) Mr. Hesterberg receives comparable coverage at a new employer, (b) Mr. Hesterberg’s death, or (c) a period of 36 months. Amounts shown here are calculated using the COBRA costs for continued coverage as of December 31, 2012.

John C. Rickel

Along with his original employment agreement, Mr. Rickel also entered into an Incentive Compensation and Non-Compete Agreement with us, providing that for a period of two years following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees. Any restricted stock granted to Mr. Rickel under this agreement will be forfeited in the event that Mr. Rickel violates this agreement.

The following table shows the potential payments upon termination or Corporate Change for Mr. Rickel, our Senior Vice President and Chief Financial Officer:

	Involuntary Termination		Constructive Termination		Corporate Change		Death and Disability
	($)		($)		($)		($)
Salary and Bonus	1,128,750	(1)	1,128,750	(2)	1,916,250	(3)	603,750	(4)
Equity Compensation	4,103,738	(5)	4,103,738	(5)	4,103,738	(5)	4,103,738	(5)
Use of Vehicle	1,421	(6)	1,412	(6)	—	(6)	2,842	(6)

Total	5,233,909		5,233,909		6,019,988		4,710,330

(1)

Under his employment agreement, if Mr. Rickel is terminated due to an Involuntary Termination, he will be entitled to receive a payment in an amount equal to: (a) his base salary, which, as of December 31, 2012, was $525,000, divided by 12, and multiplied by the greater of 12 months or the remainder of the months in the term of the employment agreement, paid in a single lump sum payment on the first day of the seventh month following the termination of employment; and (b) a pro rata bonus (based on his termination date, which as of December 31, 2012 would have been $603,750), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Rickel’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(2)

Under his employment agreement, if Mr. Rickel terminates his employment following a Constructive Termination Event, he will be entitled to a lump sum payment on the first day of the seventh month following his termination in the amount of his base salary, which, as of December 31, 2012, was $525,000, divided by 12, and multiplied by the greater of 12 months or the remainder of the months in the term of the employment agreement. Mr. Rickel will be entitled to a pro rata bonus (based on his termination date, which as of December 31, 2012 would have been $603,750), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Rickel’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(3)

Under his employment agreement, if Mr. Rickel terminates his employment following an involuntary reduction of his salary or incentive compensation targets within six months after a corporate change, he will be entitled to a lump sum payment on the first day of the seventh month following his termination in the amount of his base salary, which, as of December 31, 2012, was $525,000, divided by 12, and multiplied by 30 months. Mr. Rickel will be entitled to a pro rata bonus (based on his termination date, which as of December 31, 2012, would have been $603,750), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Rickel’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(4)

Under his employment agreement, upon his termination of employment as a result of death or Disability, Mr. Rickel will be entitled to his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Rickel’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(5)

Under his employment agreement, if Mr. Rickel’s employment is terminated as described in note (1), note (2), note (3) or note (5), to this table, all restricted stock and stock options granted to Mr. Rickel will become 100% vested, and will be exercisable as if he had continued to be employed by us for the full term of his employment agreement. As of December 31, 2012, Mr. Rickel had a total of 66,200 unvested shares of restricted stock and no unvested stock options. The amount in the table was calculated by multiplying $61.99 by the 66,200 shares of restricted stock Mr. Rickel held on December 31, 2012 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $4,103,738.

(6)

Mr. Rickel will be entitled to the use of the demonstrator vehicle for a period of six months, although in the event of his death, the use of the vehicle would go to his surviving spouse, if any, for a period of twelve months rather than six.

Darryl M. Burman

Along with his employment agreement, Mr. Burman has also entered into an Incentive Compensation and Non-Compete Agreement with us, which provides that for a period of one year following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees. However, upon such termination, Mr. Burman shall not be prohibited from immediately engaging in the practice of law, independently or with a law firm, or from performing legal services on our behalf or any business competitive with any line of business conducted by us or any of our subsidiaries or affiliates (including, without limitation, any public or private auto retailer), regardless of termination for Cause, Voluntary Termination, Involuntary Termination, or expiration of his agreement.

The following table shows the potential payments upon termination or Corporate Change for Mr. Burman, our Vice President and General Counsel:

	Involuntary Termination		Constructive Termination		Corporate Change		Death and Disability
	($)		($)		($)		($)
Salary and Bonus	700,000	(1)	700,000	(2)	800,000	(3)	300,000	(4)
Equity Compensation	2,169,650	(5)	2,169,650	(6)	2,169,650	(5)	2,169,650	(5)
Use of Vehicle	5,283	(6)	5,283	(6)	—	(6)	5,283	(6)

Total	2,874,933		2,874,933		2,969,650		2,474,933

(1)

Under his employment agreement, upon an Involuntary Termination, Mr. Burman will be entitled to receive: (a) his base salary, which, as of December 31, 2012, was $400,000, for the greater of twelve months or the number of months remaining in the term of the employment agreement, in a single lump sum payment on the first day of the seventh month following his separation from service; and (b) a pro rata bonus (based on his termination date which as of December 31, 2012 would have been $300,000), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Burman’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(2)

Under his employment agreement, if Mr. Burman terminated his employment following a Constructive Termination Event, he will be entitled to a lump sum payment on the first day of the seventh month following his termination in the amount of his base salary, which, as of December 31, 2012 was $400,000, divided by 12 and multiplied by the greater of 12 months or the remainder of the months in the term of the employment agreement. Mr. Burman will be entitled to a pro rata bonus (based on his termination date, which as of December 31, 2012 would have been $300,000), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (i) the first day of the seventh month following Mr. Burman’s separation from service, or (ii) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(3)

Under his employment agreement, if Mr. Burman terminates his employment following an involuntary reduction of his salary or incentive compensation targets within six months after the occurrence of a Corporate Change, he will be entitled to: (a) his base salary, which, as of December 31, 2012, was $400,000, divided by 12, and multiplied by 15 months, paid in a lump sum payment on the first day of the seventh month following his termination of service, and (b) a pro rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Burman’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(4)

Under his employment agreement, upon his termination of employment as a result of death or Disability, Mr. Burman will be entitled to his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Burman’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred.

(5)

Under his employment agreement, if Mr. Burman’s employment is terminated as described in note (1), note (2), note (3) or note (5) to this table, all restricted stock and stock options granted to Mr. Burman will become 100% vested, and will be exercisable as if he had continued to be employed by us for the full term of his employment agreement. As of December 31, 2012, Mr. Burman had a total of 35,000 unvested shares of restricted stock and no unvested stock options. The amount in the table was calculated by multiplying $61.99 by the 35,000 shares of restricted stock Mr. Burman held on December 31, 2012 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $2,169,650.

(6)

Mr. Burman is entitled to the use of a demonstrator vehicle for a period of six months, although with respect to the “Death and Disability” column, the benefit applies only in the event of a Disability.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2012. Directors who are our full-time employees receive no compensation for serving as directors. The only current employees serving as directors are Earl J. Hesterberg, our President and Chief Executive Officer and Lincoln Pereira, Regional Vice President, Brazil, and Chairman UAB.

Name	Fees Earned or Paid in Cash or Stock	Stock Awards(1)(2)	All Other Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	Total
	($)	($)	($)	($)	($)
John L. Adams	203,506	109,994	19,544	78,292	411,336
Louis E. Lataif	113,506	109,994	17,600	43,923	285,023
Stephen D. Quinn	117,006	109,994	17,600	53,059	297,659
Beryl Raff	83,506	109,994	19,188	16,041	228,729
J. Terry Strange	130,506	109,994	17,600	5,531	263,631
Max P. Watson, Jr.	103,506	109,994	17,600	—	231,100

(1)

The amounts included in the “Stock Awards” column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K.

(2)

Each year our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2012 each non-employee director received 2,154 shares of restricted stock in payment of the equity portion of the 2012 annual retainer. The forfeiture restrictions on restricted stock lapse fully after six months. Restricted stock units held by a director are settled in shares of our common stock upon the termination of the director’s membership on our Board. All restricted stock or restricted stock units held by a director vest upon the retirement, death or disability of the director. In the event that a director’s membership on our Board is terminated for any reason other than retirement, death or disability, the director, for no consideration, forfeits to us all unvested restricted stock or restricted stock units. Restricted stock or unvested restricted stock units may not be sold or otherwise transferred.

(3)	Reflects the maximum cost associated with the personal use of one Company vehicle or the economic equivalent.
(4)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.32%.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our non-employee directors. The Guidelines require our non-employee directors to own and hold a specified number of shares, which is based on competitive market practice. The ownership guideline for our non-employee directors is 10,000 shares. Stock ownership levels should be achieved by each director within five years of the adoption of these guidelines or within five years of first appointment to the Board.

Stock that applies toward satisfaction of these Guidelines includes: (1) shares of common stock owned outright by the director and his or her immediate family members who share the same household, whether held individually or jointly; (2) awarded restricted stock and RSU shares; (3) shares acquired upon exercise of stock options; and (4) shares purchased in the open market. Each of our directors is in compliance with these guidelines.

Nonqualified Deferred Compensation

Messrs. Adams, Lataif, Quinn and Strange and Ms. Raff have elected to participate in the Deferred Compensation Plan, described in greater detail above. The plan provides those directors who elect to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. The non-employee directors may defer any portion of the cash compensation (annual retainer or meeting fees) that he or she receives with respect to the services provided to our Board, including any committee services, and the director will be 100% vested in his account at all times. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions

During fiscal year 2012, we were not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, Named Executive Officers or other corporate officers, any holder of more than 5% of our Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described below and the compensation arrangements (including with respect to equity compensation) described in “2012 Compensation Discussion and Analysis” and “Executive Compensation.”

In February 2013, we acquired 18 dealerships in Brazil, all owned by UAB Motors Participações, S.A. (“UAB”), the parent company. Information below pertains to certain related party transactions for our operations in Brazil. The conversion of amounts expressed in Brazilian Reais to U.S. Dollars was calculated by using the currency exchange rate in effect on April 1, 2013, as provided by Oanda. The applicable exchange rates are: R$1.00 = USD$0.49375.

Lincoln Pereira and UAB

UAB leases office and retail space at market rates from Santorini Negócios Imobiliários Ltda. (“Santorini”), a real estate company which was co-founded by Mr. Pereira. The lease provides for monthly payments of R$117,004.60 (USD$57,771.50) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expires in February 2029, but can be terminated with one month prior notice, subject to a three month early-termination penalty payment. Current owners of Santorini include Mr. Pereira’s wife, Anna Luiza Flecha de Lima da Cunha Pereira, who also manages the property, Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law, and Andrea Maria Flecha da Lima, Mr. Pereira’s sister-in-law. Total payments to Santorini since January 1, 2013 are R$234,009.20 (USD$115,543). Mr. Pereira holds no ownership interest in Santorini.

UAB also leases office space at market rates from Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law. The lease provides for monthly payments of R$12,476.56 (USD$6,160.35) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expires in October 2015, but can be terminated at any time with one month prior notice. Total payments to Irene Maria Flecha de Lima since January 1, 2013 are R$24,953.12 (USD$12,320.70).

UAB is represented in legal matters by Cunha Pereira Law Firm. Cunha Pereira Law Firm is controlled by Mr. Pereira and his father. Mr. Pereira’s cousin, Joao Candido Cunha Pereira, also represents UAB in legal court cases, but is not associated with the Cunha Pereira Law Firm. These legal services are governed by a contractual relationship signed in January 2012 for a two year term, and can be terminated at any time with 30 days notice. All legal rates are at or below the current market rate for such legal services. Total payments to the Cunha Pereira Law Firm since January 1, 2013 are R$46,731.55 (USD$23,073.90), and total payments to Joao Candido Cunha Pereira since January 1, 2013 are R$61,646.83 (USD$30,438.40).

UAB purchases newspaper and radio advertising space from RPC Comunicações (“RPC”), a communications group in the state of Parana owned by Therezinha Cunha Pereira, Guilherme Cunha Pereira and Ana Amelia Cunha Pereira, Mr. Pereira’s aunt and two cousins, respectively. The prices are negotiated based on a price list published by RPC. UAB’s marketing department purchases the advertising space directly from RPC without any involvement from Mr. Pereira, at or below current market rates for such services, on an “as-needed” basis. Total payments to RPC since January 1, 2013 are R$33,539.60 (USD$16,560.30).

Policies and Procedures

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel’s office is primarily responsible for the development and implementation of procedures and controls to obtain information from the directors and executive officers with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. As required under the SEC’s rules, transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statement.

Our Code of Conduct discourages all conflicts of interest and provides guidance on handling conflicts of interest. Under the Code of Conduct, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our Company. Our restrictions on conflicts of interest under the Code of Conduct include related person transactions.

We have multiple processes for reporting conflicts of interests, including related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our General Counsel, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to a third party;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director, executive officer or employee to act in the best interest of our Company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the New York Stock Exchange; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, our legal staff annually distributes a questionnaire to our executive officers and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, our Corporate Governance Guidelines require that our Board assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information about our Board and Committees—Independence of the Members of our Board.”

SECURITY OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our Named Executive Officers, our current directors and Named Executive Officers as a group, and any stockholders with over 5% of our common stock. Except as otherwise indicated, all information is as of March 26, 2013.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)		Percent of Class Outstanding(3)
Earl J. Hesterberg	497,694.30		2%
John C. Rickel	176,729.02		1%
Darryl M. Burman	72,285.62		*
Peter C. DeLongchamps	56,820.97		*
J. Brooks O’Hara	47,785.31		*
Lincoln Pereira	1,508,754	(4)	6%
John L. Adams	62,223		*
Louis E. Lataif	24,492		*
Stephen D. Quinn	33,205		*
Beryl Raff	23,101		*
J. Terry Strange	46,681		*
Max P. Watson, Jr.	46,875		*
All directors and Named Executive Officers as a group (12 persons)	2,602,646		11%
FMR LLC 82 Devonshire Street Boston, MA 02109	1,944,100	(5)	8%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,702,493	(6)	7%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,689,804	(7)	7%
Dimensional Fund Advisors LP. Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,502,971	(8)	6%
Allianz Global Investors U.S. Holdings LLC 680 Newport Center Drive Suite 250 Newport Beach, CA 92660	1,397,461	(9)	6%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,237,775	(10)	5%

*	Represents less than 1% of the outstanding common stock

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024.
(2)	Reflects the number of shares beneficially held by the named person as of March 26, 2013 with the exception of the amounts reported in filings on Schedule 13G, which amounts are based on holdings as of December 31, 2012, or as otherwise disclosed in such filings.
(3)	Based on total shares outstanding of 24,336,670 at March 26, 2013. Based on the number of shares owned and acquirable within 60 days at March 26, 2013 by the named person, with the exception of the amounts reported in filings on Schedule 13G, which amounts are based on holdings as of December 31, 2012, or as otherwise disclosed in such filings.
(4)	Mr. Pereira has sole voting power and sole dispositive power over 361,646 shares. Mr. Pereira shares voting and dispositive power of 1,508,754 shares with João Alberto Gross Figueiró, André Ribeiro da Cunha Pereira, Maurício Vaz Rodrigues and RSPJR Enterprises, Inc., pursuant to a Stockholders Agreement dated as of February 28, 2013 by and between Group 1 Automotive, Inc. and Lincoln da Cunha Pereira Filho, João Alberto Gross Figueiró, André Ribeiro da Cunha Pereira, Maurício Vaz Rodrigues and RSPJR Enterprises, Inc.
(5)	As reported on Schedule 13G dated as of December 31, 2012 and filed with the SEC on February 14, 2013, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC (“FMR”) and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,890,900 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 1,890,900 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FRM’s beneficial ownership includes 53,200 shares beneficially owned through Strategic Advisers, Inc.
(6)	As reported on Amendment No. 4 to Schedule 13G dated as of December 31, 2012 and filed with the SEC on February 1, 2012 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, a subsidiary of FRI. Shares are beneficially owned by one or more open or closed-end investment company or other managed accounts that are investment managed clients of investment managers that are direct and indirect subsidiaries (each an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI, including the Investment Management Subsidiaries listed herein. When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to beneficially own 1,702,493 shares, with no voting or dispositive power. Franklin Advisory Services, LLC has sole power to vote or to direct the vote of 1,602,493 shares, and sole power to dispose or to direct the disposition of 1,702,493 shares. The Principal Shareholders, FRI and the FRI affiliates, as applicable, disclaim beneficial ownership of such shares. The address for Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024.
(7)	As reported on Amendment No. 3 to Schedule 13G as of December 31, 2012 and filed with the SEC on February 8, 2013. BlackRock, Inc., as a parent holding company or control person, has sole voting and dispositive power over, and aggregate beneficial ownership of, 1,689,804 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisers (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., Blackrock Japan Co. Ltd., and BlackRock Investment Management, (UK) Limited.
(8)	As reported on Amendment No. 7 to Schedule 13G dated as of December 31, 2012 and filed with the SEC on February 11, 2013. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional has sole voting power as to 1,469,040 shares and sole dispositive power as to 1,502,971 shares. Dimensional disclaims beneficial ownership of all such shares.
(9)

As reported on Amendment No. 1 to Schedule 13G dated as of December 31, 2012 and filed with the SEC on February 14, 2013. Allianz Global Investors U.S. Holdings LLC (“AGI”) is a parent holding company deemed to beneficially own 1,397,461 shares with no voting or dispositive power. NFJ Investment Group LLC (“NFJ”) has sole voting power over 1,286,476 shares, sole dispositive power over 1,299,876 shares and aggregate beneficial ownership of 1,299,876 shares. Allianz Global Investors Europe GmbH (“AGIE”) has sole voting power over 49,953 shares and sole dispositive power over 97,585. AGIE is an affiliate, but not a subsidiary or under control of AGI, and is a non-U.S. institution. Each of AGIE and NFJ (collectively, the “AGI Advisers”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. The securities reported by the AGI Advisers are held by investment advisory clients or discretionary accounts of which an AGI Adviser is the investment adviser. Investment advisory contracts grant to each of the Investment Advisers voting and/or investment power over the securities held by each of their respective clients or in accounts that each of them manages. As a result, each may be deemed to beneficially own the securities held by its clients or accounts within the meaning of Rule 13d-3 under the Act. Because AGI is the parent holding company of the AGI Advisers that are its subsidiaries, it may be deemed to beneficially own securities held by those AGI Advisers’ clients or accounts. Each of AGI and the AGI Advisers also disclaims beneficial ownership of these securities except to the extent of that filer’s pecuniary interest therein. The address of AGI is 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660 and the address of NFJ is 2100 Ross Avenue, Suite 700, Dallas, TX 75201.
(10)	As reported on Schedule 13G dated as of December 31, 2012 and filed with the SEC on February 12, 2013. The Vanguard Group, Inc. has sole voting power as to 34,870 shares, sole dispositive power over 1,204,205 shares, shared dispositive power over 33,570 and aggregate beneficial ownership of 1,204,205 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 33,570 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,300 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted- average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders	—	—	1,760,299	*
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	1,760,299

*	Includes 724,259 shares available under the Group 1 Automotive, Inc. Employee Stock Purchase Plan.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2014 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 13, 2013. No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Amended and Restated Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Amended and Restated Bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2014 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2013 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2014 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 21, 2014 and no later than March 13, 2014.

If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year’s annual meeting. However, if we fail to make such an announcement, a stockholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating/Governance Committee may request additional information from the nominee or the stockholder. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. Finally, if a stockholder provides notice for either event described above, the notice must also include the following information in addition to any other information required by Rule 14a-8:

•	the name and address of the stockholder as it appears on our books;

•	the name and address of the beneficial owner, if any, as it appears on our books; and

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

2012 ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

HOUSEHOLDING

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders with the same last name reside, unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to opt out of householding, and would like to have separate copies of the Notice of Internet Availability or proxy materials, as applicable, mailed to each stockholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy please contact Broadridge Financial Solutions, Inc., by calling 1-800-542-1061 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name stockholders) sharing an address who are receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, and other stockholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all stockholders at the shared address in the future.

However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of this year’s meeting, you should follow the instructions included in the information that was sent to you.

OTHER MATTERS

As of the date of filing this proxy statement, our Board is not aware of any other business or nominee to be presented or voted upon at the annual meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

GROUP 1 AUTOMOTIVE, INC. 800 Gessner Suite 500 HOUSTON, TX 77024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 21, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 21, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Class II Nominees listed below:
			☐	☐	☐
1.	Election of Directors
Nominees

01	John L. Adams 02 J. Terry Strange 03 Max P. Watson, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain

2.	Advisory Approval of the Company’s Executive Compensation						☐	☐	☐

3.	Ratification of the Appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.						☐	☐	☐

NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders for the fiscal year ended December 31, 2012 is/are available at www.proxyvote.com.

GROUP 1 AUTOMOTIVE, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Earl J. Hesterberg and John C. Rickel, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on May 22, 2013 at 10:00 a.m., Central Daylight Time at Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2 and FOR proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2013 Annual Meeting of Stockholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side